                                                                    EXHIBIT 10.9

                                                                  EXECUTION COPY

================================================================================

                          USS RECEIVABLES COMPANY, LTD.

                    UNITED STATIONERS FINANCIAL SERVICES LLC,
                                  as Servicer,

                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                                as Funding Agent,

                    FALCON ASSET SECURITIZATION CORPORATION,
                              as Initial Purchaser,

                                  THE APA BANKS
                        FROM TIME TO TIME PARTIES HERETO

                                       AND

                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                                   as Trustee

                       -----------------------------------

                            SERIES 2003-1 SUPPLEMENT

                           Dated as of March 28, 2003

                                       to

                  SECOND AMENDED AND RESTATED POOLING AGREEMENT

                           Dated as of March 28, 2003

                       -----------------------------------

                   UNITED STATIONERS RECEIVABLES MASTER TRUST

================================================================================

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                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
ARTICLE I DEFINITIONS..............................................................................2
   SECTION 1.1     Definitions.....................................................................2

ARTICLE II DESIGNATION OF CERTIFICATES; PURCHASE AND SALE OF THE VFC CERTIFICATES.................25
   SECTION 2.1     Designation....................................................................25
   SECTION 2.2     The Series 2003-1 Interests....................................................25
   SECTION 2.3     Purchases of Interests in the VFC Certificates.................................26
   SECTION 2.4     Delivery.......................................................................26
   SECTION 2.5     Procedure for Increasing the Series 2003-1 Invested Amount.....................27
   SECTION 2.6     Sales by Initial Purchaser of its Series 2003-1 Purchaser
                   Invested Amount to the APA Banks...............................................30
   SECTION 2.7     Procedure for Decreasing the Series 2003-1 Invested Amount;
                   Optional Termination...........................................................33
   SECTION 2.8     Reductions of the Commitments..................................................34
   SECTION 2.9     Interest, Fees.................................................................35
   SECTION 2.10    Indemnification by the Company and the Servicer................................36

ARTICLE III ARTICLE III OF THE AGREEMENT..........................................................40

ARTICLE IV DISTRIBUTIONS AND REPORTS..............................................................46

ARTICLE V ADDITIONAL EARLY AMORTIZATION EVENTS....................................................47
   SECTION 5.1     Additional Early Amortization Events...........................................47

ARTICLE VI SERVICING FEE..........................................................................51
   SECTION 6.1     Servicing Compensation.........................................................51

ARTICLE VII CHANGE IN CIRCUMSTANCES...............................................................52
   SECTION 7.1     Illegality.....................................................................52
   SECTION 7.2     Increased Costs................................................................52
   SECTION 7.3     Taxes..........................................................................54
   SECTION 7.4     Break Funding Payments.........................................................55
   SECTION 7.5     Alternative Rate of Interest...................................................56
   SECTION 7.6     Mitigation Obligations.........................................................57

ARTICLE VIII REPRESENTATIONS AND WARRANTIES, COVENANTS............................................58

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
   SECTION 8.1     Representations and Warranties of the Company and the Servicer.................58
   SECTION 8.2     Covenants of the Company and the Servicer......................................59
   SECTION 8.3     Covenants of the Servicer......................................................59
   SECTION 8.4     Obligations Unaffected.........................................................59

ARTICLE IX CONDITIONS PRECEDENT...................................................................59
   SECTION 9.1     Conditions Precedent to Effectiveness of Supplement............................59

ARTICLE X THE FUNDING AGENT.......................................................................63
   SECTION 10.1    Appointment....................................................................63
   SECTION 10.2    Delegation of Duties...........................................................64
   SECTION 10.3    Exculpatory Provisions.........................................................64
   SECTION 10.4    Reliance by Funding Agent......................................................64
   SECTION 10.5    Notice of Servicer Default or Early Amortization Event or
                   Potential Early Amortization Event.............................................65
   SECTION 10.6    Non-Reliance on the Funding Agent and Other Purchasers.........................65
   SECTION 10.7    Indemnification................................................................66
   SECTION 10.8    The Funding Agent in Its Individual Capacity...................................67
   SECTION 10.9    Successor Funding Agent........................................................67

ARTICLE XI MISCELLANEOUS..........................................................................67
   SECTION 11.1    Ratification of Agreement......................................................67
   SECTION 11.2    Governing Law..................................................................68
   SECTION 11.3    Further Assurances.............................................................68
   SECTION 11.4    Payments.......................................................................68
   SECTION 11.5    Costs and Expenses.............................................................68
   SECTION 11.6    No Waiver, Cumulative Remedies.................................................69
   SECTION 11.7    Amendments.....................................................................69
   SECTION 11.8    Severability...................................................................70
   SECTION 11.9    Notices........................................................................70
   SECTION 11.10   Successors and Assigns.........................................................71
   SECTION 11.11   Securities Laws; Participations; Assignments...................................71
   SECTION 11.12   Adjustments; Set-off...........................................................75
   SECTION 11.13   Counterparts...................................................................76
   SECTION 11.14   No Bankruptcy Petition.........................................................76
   SECTION 11.15   Confidentiality................................................................76
   SECTION 11.16   Limitation of Liability........................................................78
   SECTION 11.17   Consents of Investor Certificateholders........................................78
   SECTION 11.18   Recourse to the Company........................................................78
   SECTION 11.19   CONSENT TO JURISDICTION........................................................79

                                       ii
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
   SECTION 11.20   WAIVER OF JURY TRIAL...........................................................79
   SECTION 11.21   Bank One Roles.................................................................79
   SECTION 11.22   Rating Agency Condition........................................................80
   SECTION 11.23   Companion Series...............................................................80

SCHEDULES

Schedule 1      Commitments
Schedule 2      Lockbox Agreements

                                       iii
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                            SERIES 2003-1 SUPPLEMENT

          This SERIES 2003-1 SUPPLEMENT, dated as of March 28, 2003 (as further amended, supplemented or otherwise modified from time to time, this "SUPPLEMENT"), is by and among USS RECEIVABLES COMPANY, LTD., a Cayman Islands limited liability company (together with its permitted successors and assigns, the "COMPANY"), UNITED STATIONERS FINANCIAL SERVICES LLC, an Illinois limited liability company (together with its successors and assigns, "USFS"), as servicer (except where otherwise noted) (together with its successors and assigns in such capacity, the "SERVICER"), FALCON ASSET SECURITIZATION CORPORATION, a Delaware corporation (including its successors and assigns but excluding the APA Banks as assignees pursuant to SECTION 2.6, the "INITIAL Purchaser"), the several banks or financial institutions parties to this Supplement as of the Effective Date (as defined below) and the other banks or financial institutions from time to time parties hereto pursuant to SECTION 11.11(c) (collectively, the "APA BANKS"; each, individually, an "APA BANK"), BANK ONE, NA (MAIN OFFICE CHICAGO), a national banking association ("BANK ONE"), in its capacity as Funding Agent (the "FUNDING AGENT"), and BANK ONE, NA (MAIN OFFICE CHICAGO), in its capacity as trustee (together with its successors and assigns in such capacity, the "TRUSTEE") under the Agreement (as defined below).

                              W I T N E S S E T H:

          WHEREAS, the Company, the Servicer and the Trustee have entered into a Second Amended and Restated Pooling Agreement, dated as of March 28, 2003 (as amended, restated supplemented or otherwise modified from time to time, the "AGREEMENT"; capitalized terms used herein and not otherwise defined are used as defined in the Agreement);

          WHEREAS, the Agreement provides, among other things, that the Company, the Servicer and the Trustee may at any time and from time to time enter into supplements to the Agreement for the purpose of authorizing the issuance on behalf of the Trust by the Company for execution and redelivery to the Trustee for authentication of one or more Series of Investor Certificates; and

          WHEREAS, the Company, the Servicer, the Trustee, Initial Purchaser and the APA Banks wish to supplement the Agreement as hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and other good and valuable consideration, the

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receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 DEFINITIONS. (a) The following words and phrases shall have the following meanings with respect to Series 2003-1 and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

          "ACCRUAL PERIOD" shall mean (i) in respect of any calculation of interest relating to a Eurodollar Tranche, the relevant Eurodollar Period and
(ii) for all other purposes, each calendar month, provided that the initial Accrual Period pursuant to this clause (ii) hereunder means the period from (and including) the Effective Date to (and including) the last day of the calendar month thereafter.

          "ACCRUED EXPENSE AMOUNT" shall mean, for each Business Day during an Accrual Period, the sum of (i) the Daily Interest Deposit for such Business Day,
(ii) the Daily Commitment Fee Deposit for such Business Day, (iii) the Daily Utilization Fee Deposit for such Business Day, (iv) the Daily Servicing Fee Deposit for such Business Day and (v) all other Recourse Obligations which have accrued since the preceding Business Day.

          "ACQUIRING APA BANK" shall have the meaning assigned in SECTION 11.11(c).

          "ACQUISITION" shall mean any transaction, or any series of related transactions, consummated on or after March 21, 2003, by which USI or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person, or division thereof, whether through the purchase of assets, merger or otherwise or (ii) directly or indirectly acquires from one or more Person (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting powers) of the outstanding ownership interests of any Person.

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          "ACQUISITION AMOUNT" shall mean, on any APA Bank Purchase Date, (a)
with respect to any APA Bank other than Bank One, the lesser of (i) such APA Bank's Pro Rata Share of the sum of (A) the lesser of (1) the applicable Adjusted Liquidity Price and (2) the Purchase Amount for such APA Bank Purchase Date and (B) the Purchase Percentage of all accrued and unpaid CP Costs and (ii) such APA Bank's unused Commitment and (b) with respect to Bank One solely in the instance of a purchase from Initial Purchaser by all of the APA Banks, the difference between (a) the Conduit Transfer Price and (b) the aggregate amount payable by all other APA Banks on such date pursuant to clause (a) above.

          "ADDITIONAL INTEREST" shall have the meaning assigned in
SECTION 3A.4(b).

          "ADJUSTED FUNDED AMOUNT" shall mean in determining the Conduit Transfer Price for any Purchaser, an amount equal to the Adjusted Liquidity Price for such Purchase.

          "ADJUSTED LIBO RATE" shall mean, with respect to each day during each Eurodollar Period pertaining to a portion of the Series 2003-1 Invested Amount allocated to a Eurodollar Tranche, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the equal to the sum of (i)
(a) the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Eurodollar Period, and having a maturity equal to such Eurodollar Period, provided that, (i) if Reuters Screen FRBD is not available to the Funding Agent for any reason, the applicable Adjusted LIBO Rate for the relevant Eurodollar Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Period, and having a maturity equal to such Eurodollar Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Funding Agent, the applicable Adjusted LIBO Rate for the relevant Eurodollar Period shall instead be the rate determined by the Funding Agent to be the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Period, in the approximate amount to be funded at the Adjusted LIBO Rate and having a maturity equal to such Eurodollar Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Funding Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board

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of Governors of the Federal Reserve System as in effect from time to time
(expressed as a decimal), applicable to such Eurodollar Period.

          "ADJUSTED LIQUIDITY PRICE" shall mean:

          IP  [(i) DC + (ii) [        NDR           ]]
                               --------------------
                                  1 + (.50 x LRF)

          IP   =    the Invested Percentage.

          DC   =    sum of Cash Dilution Payments, Transfer Deposit Amounts ,
Seller Adjustment Payments and Seller Repurchase Payments.

          LRF  =    Loss Reserve Floor.

          NDR  =    the Outstanding Balance of all Receivables as to which any payment, or part thereof, has not remained unpaid for 60 days or more from the original due date for such payment.

          Each of the foregoing shall be determined from the most recent Monthly Settlement Report received from the Servicer.

          "AFFECTED APA BANK" shall have the meaning set forth in
SECTION 11.11(h).

          "AGGREGATE COMMITMENT AMOUNT" shall mean the aggregate amount of the Commitments of all APA Banks, as reduced from time to time pursuant to Section 2.8; PROVIDED that at all times the Aggregate Commitment Amount shall be no less than 102% of the Maximum Invested Amount.

          "AGREEMENT" shall have the meaning specified in the recitals hereto.

          "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

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          "APA BANKS" shall have the meaning specified in the introductory paragraph hereto.

          "APA BANK PURCHASE DATE" shall mean the date of any Purchase.

          "APPLICABLE MARGIN" shall mean on any date of determination, for each Eurodollar Tranche, the sum of (i) the "Applicable Margin" (as defined in the Credit Agreement) then in effect for "Eurodollar Advances" (as defined in the Credit Agreement), plus (ii) .25% per annum.

          "ASSIGNMENT/PARTICIPATION CERTIFICATION" shall mean an assignment or participation certification, as the case may be, in substantially the form of Exhibit B hereto.

          "AVAILABLE PRICING AMOUNT" shall mean, on any Business Day, the sum of
(i) the Unallocated Balance PLUS (ii) the Increase, if any, on such date.

          "BENEFITTED PURCHASER" shall have the meaning assigned in
SECTION 11.12.

          "BANK ONE" shall have the meaning specified in the introductory paragraph hereto.

          "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

          "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

          "CHANGE IN LAW" shall mean (a) the adoption of any law, rule or regulation (including any law, rule or regulation regarding capital adequacy) after the Effective Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date, (c) compliance by any Purchaser with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date or (d) any adoption of any accounting principles or any change therein or in the interpretation or application thereof by the Financial Accounting Standards Board.

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          "COMMERCIAL PAPER" shall mean the short-term promissory notes of
Initial Purchaser issued in the United States commercial paper market.

          "COMMITMENT" shall mean, as to any APA Bank, its obligation to purchase an interest in the VFC Certificates on and after the Effective Date, to acquire a PRO RATA share of Initial Purchaser's VFC Certificate and to maintain and, subject to certain conditions, increase, its Series 2003-1 Purchaser Invested Amount, in each case, in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such APA Bank's name on Schedule 1 under the caption "COMMITMENT", as such amount may be reduced from time to time as provided herein; collectively, as to all APA Banks, the "COMMITMENTS".

          "COMMITMENT AVAILABILITY" shall mean at any time the positive difference (if any) between (a) an amount equal to the Aggregate Commitment Amount minus an amount equal to 2% of such Aggregate Commitment Amount at such time minus (b) the Series 2003-1 Invested Amount at such time.

          "COMMITMENT EXPIRY DATE" shall mean March 26, 2004 (as may be extended for an additional period of time up to 364 days from time to time in writing by Initial Purchaser, the Funding Agent and the APA Banks).

          "COMMITMENT FEE" shall have the meaning assigned in SECTION 2.9(b).

          "COMMITMENT FEE RATE" shall have the meaning assigned in the Fee
Letter.

          "COMMITMENT REDUCTION" shall have the meaning assigned in
SECTION 2.8(a).

          "COMMITMENT TERMINATION DATE" shall mean the earliest to occur of (i) the date on which the Aggregate Commitment Amount has been reduced to zero pursuant to Section 2.7 of this Supplement, (ii) the Commitment Expiry Date,
(iii) the Optional Termination Date, (iv) the date on which the Early Amortization Period is declared to commence or automatically commences and (v) March 28, 2008.

          "COMMITMENT TRANSFER SUPPLEMENT" shall have the meaning assigned in
SECTION 11.11(c).

          "COMPANY" shall have the meaning specified in the introductory paragraph hereto.

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          "CONDUIT INTEREST" shall mean all of Initial Purchaser's right, title and interest in its Series 2003-1 Purchaser Invested Amount as of any day.

          "CONDUIT TRANSFER PRICE DEFICIT" shall have the meaning assigned in
SECTION 2.6(e).

          "CONDUIT REDUCTION PERCENTAGE" shall mean for any portion of the Conduit Interest acquired by the APA Banks from Initial Purchaser for less than the portion of the Series 2003-1 Purchaser Invested Amount of Initial Purchaser applicable thereto (the "APPLICABLE PORTION"), a percentage equal to a fraction the numerator of which is the Conduit Transfer Price Reduction for the related Purchase and the denominator of which is the Applicable Portion.

          "CONDUIT RESIDUAL" shall mean the sum of the Conduit Transfer Price Reductions.

          "CONDUIT TRANSFER PRICE" shall mean with respect to the assignment by Initial Purchaser of all or a portion of the Conduit Interest to the Funding Agent for the benefit of one or more of the APA Banks pursuant to SECTION 2.6, the sum of (i) the lesser of (a) the portion of Initial Purchaser's Series 2003-1 Purchaser Invested Amount related to such assignment and (b) the Adjusted Funded Amount for such Purchaser and (ii) the Purchase Percentage of all accrued and unpaid CP Costs.

          "CONDUIT TRANSFER PRICE REDUCTIONS" shall mean in connection with any Purchase, the positive difference (if any) between (i) the portion of Initial Purchaser's Series 2003-1 Purchaser Invested Amount related to such assignment Capital of such Purchaser Interest and (ii) the Adjusted Funded Amount for such Purchase.

           "CONSOLIDATED CAPITAL EXPENDITURES" shall mean for USI and its Subsidiaries (other than TOPCO), with reference to any period, calculated on a consolidated basis for such period and without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of USI and its Subsidiaries prepared in accordance with GAAP, excluding (i) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, (ii) leasehold improvement expenditures for which USI or a Subsidiary is reimbursed by the lessor, sublessor or sublessee, (iii) expenditures of Net Cash Proceeds of any asset sale permitted under Section 6.12 of the Credit Agreement, and (iv) with respect to any Permitted Acquisition, (a) the Purchase Price thereof and
(b) any Capital Expenditures expended by the seller or entity to be acquired in any Permitted Acquisition prior to

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the date of such Permitted Acquisition and not in contemplation of such
Permitted Acquisition.

          "CONSOLIDATED EBITDA" means, with respect to any period, Consolidated Net Income for such period plus, to the extent deducted from revenues in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) losses attributable to equity in Affiliates, (vi) non-cash charges related to employee compensation and (vii) any extraordinary non-cash or nonrecurring non-cash charges or losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income for such period, any extraordinary non-cash or nonrecurring non-cash gains realized other than in the ordinary course of business, all calculated for USI and its Subsidiaries (other than TOPCO) on a consolidated basis.

          "CONSOLIDATED FUNDED INDEBTEDNESS" means, at any time, with respect to any Person, without duplication, the sum of (i) the aggregate dollar amount of Consolidated Indebtedness for borrowed money owing by such Person or for which such Person is liable which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time, plus (ii) the aggregate undrawn amount of all standby letters of credit at such time for which such Person or any of its Subsidiaries is the account party or is otherwise liable (other than standby letters of credit in an amount up to $10,000,000 issued to support worker's compensation obligations of the Credit Parties (as defined in the Credit Agreement) and other than letters of credit supporting any other component of this definition), plus (iii) the aggregate principal component of Capitalized Lease Obligations owing by such Person and its Subsidiaries on a consolidated basis or for which such Person or any of its Subsidiaries is otherwise liable, plus (iv) all Off-Balance Sheet Liabilities of such Person and its Subsidiaries on a consolidated basis, plus (v) all Disqualified Stock of such Person and its Subsidiaries on a consolidated basis.

          "CONSOLIDATED INDEBTEDNESS" means at any time, with respect to any Person, the Indebtedness of such Person and its Subsidiaries calculated on a consolidated basis as of such time.

          "CONSOLIDATED INTEREST EXPENSE" means, with reference to any period, the interest expense of USI and its Subsidiaries calculated on a consolidated basis for such period (net of interest income), including, without limitation, yield or any other financing costs resembling interest which are payable under any Receivables Purchase Facility.

          "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of USI and its Subsidiaries (other than TOPCO) calculated on a consolidated basis for such period and on a FIFO basis of inventory valuation.

          "CONSOLIDATED NET WORTH" means at any time, with respect to any Person, the consolidated stockholders' equity of such Person and its Subsidiaries calculated on a consolidated basis and on a FIFO basis of inventory valuation as of such time.

          "CONSOLIDATED RENTALS" means, with reference to any period, the rental expense (net of rental income) of USI and its Subsidiaries in respect of Operating Leases, but excluding rental expense for any extension thereof for a period shorter than twelve months, calculated on a consolidated basis for such period; PROVIDED that rental expense in respect of all non-real property rentals shall be the amount as set forth on the compliance certificate most recently delivered to the administrative agent under the Credit Agreement pursuant to
Section 6.1.3 of the Credit Agreement in connection with the most recent annual financial statements of USI delivered pursuant to Section 6.1.1 of the Credit Agreement (and for the period prior to the delivery of the first such compliance certificate, the amount set forth on the compliance certificate delivered pursuant to Section 4.1.5 of the Credit Agreement).

          "CONTROLLED GROUP" shall mean all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with USI or any of its Subsidiaries, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code.

          "CP COSTS" means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers (in amounts reasonably determined and on a competitive basis), and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of broken funding costs related to the prepayment of Initial Purchaser's invested principal amount pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial

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Paper. In addition to the foregoing costs, if the Company shall request any
Increase (i) during any period of time determined by the Funding Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Increase or (ii) for which the Company requests a specific maturity of Commercial Paper that shall result in CP Costs related solely to such Commercial Paper, the Series 2003-1 Invested Amount associated with any such Increase shall, during such period, be deemed to be funded by Initial Purchaser in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Series 2003-1 Invested Amount, provided that, during the term of this Supplement, there may be only one special pool outstanding at any one time.

          "DAILY COMMITMENT FEE DEPOSIT" shall mean, for any Business Day, an amount equal to (i) the amount of Daily Commitment Fee Expense for each day since the preceding Business Day plus (ii) the aggregate amount of all previously accrued Daily Commitment Fee Expense that has not yet been deposited in the Series 2003-1 Collection Subaccount.

          "DAILY COMMITMENT FEE EXPENSE" shall mean, for any day in any Accrual Period, the product of (A) Aggregate Commitment Amount on such day multiplied by
(B) the Commitment Fee Rate divided by 360.

          "DAILY INTEREST DEPOSIT" shall mean, for any Business Day, an amount equal to (i) the amount of Daily Interest Expense for each day since the preceding Business Day plus (ii) the aggregate amount of a previously accrued Daily Interest Expense that has not yet been deposited in the Series 2003-1 Collection Subaccount plus (iii) the aggregate amount of all Additional Interest for each day since the preceding Business Day.

          "DAILY INTEREST EXPENSE" shall mean:

          (i) for any portion of the Series 2003-1 Invested Amount held by Initial Purchaser during an Accrual Period, the CP Costs accrued during such Accrual Period in respect of such portion; and

          (ii) for any portion of the Series 2003-1 Invested Amount held by the APA Banks during an Accrual Period, the sum of (A) the product of (x) the portion of the APA Banks' Series 2003-1 Purchaser Invested Amount allocable to the Floating Tranche on each day during such Accrual Period divided by 365 (or 366, as the case may be) and (y) the Alternate Base Rate in effect on such day and, (B) the

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product of (x) the portion of the Series 2003-1 Invested Amount allocable to
Eurodollar Tranches on each day during such Eurodollar Period divided by 360 and
(y) the weighted average Adjusted LIBO Rate plus the Applicable Margin on such day in effect with respect thereto.

          "DAILY SERVICING FEE DEPOSIT" shall mean, for any Business Day, an amount equal to (i) the amount of Daily Servicing Fee Expense for each day since the preceding Business Day plus (ii) the aggregate amount of all previously accrued Daily Servicing Fee Expense that has not yet been deposited in the Series 2003-1 Collection Subaccount.

          "DAILY SERVICING FEE EXPENSE" shall mean, for any day in any Accrual Period the Series 2003-1 Interests' pro rata portion (determined in accordance WITH SECTION 6.1) of the Servicing Fee accruing for such day.

          "DAILY UTILIZATION FEE DEPOSIT" shall mean an amount equal to (i) the amount of Daily Utilization Fee Expense for each day since the preceding Business Day plus (ii) the aggregate amount of all previously accrued Daily Utilization Fee Expense that has not yet been deposited in the Series 2003-1 Collection Subaccount.

          "DAILY UTILIZATION FEE EXPENSE" shall mean, for any day in any Accrual Period, the product of (A) the Series 2003-1 Invested Amount on such day multiplied by (B) the Utilization Fee Rate divided by 360.

          "DECREASE" shall have the meaning assigned IN SECTION 2.7(a).

          "DEFAULTING APA BANK" shall have the meaning assigned in
SECTION 2.6(e).

          "DEFAULT FEE" shall mean, for any day occurring after the occurrence of an Early Amortization Event described in SECTION 5.1(a) (after giving effect to any grace period set forth in such Section) to but excluding the day on which such Early Amortization Event is cured or waived in accordance with the terms hereof, an amount equal to the product of (x) the Alternate Base Rate plus 2%, multiplied by (y) the aggregate of all amounts outstanding hereunder and payable by the Company or the Servicer, divided by (z) 365 (or 366, as the case may be).

          "DEFAULT RATIO" shall mean, as of the last day of any Accrual Period, a ratio (expressed as a percentage) equal to the quotient of (a) the sum of, without duplication, (i) the aggregate outstanding Principal Amount of all Receivables which are unpaid in whole or in part for more than 60 days but less than 91 days after their respective due dates on such day and (ii) the aggregate amount of Receivables that became Charged-Off Receivables during such Accrual Period; and (b) the aggregate sales of the Sellers during the Accrual Period that ended three months prior to such Accrual Period.

          "DELINQUENCY RATIO" shall mean, as of the last day of any Accrual Period, a ratio (expressed as a percentage) equal to the quotient of (a) the sum of (i) the aggregate outstanding Principal Amount of all Receivables which are unpaid in whole or in part for more than 60 days after their respective due dates on such day and (ii) the aggregate outstanding Principal Amount of all Disputed Receivables on such day, divided by (b) the aggregate outstanding Principal Amount of all Receivables on such day.

          "DILUTION HORIZON RATIO" shall mean, as of the last day of any calendar month, a ratio equal to (i) the aggregate gross sales of the Sellers during the calendar month then most recently ended divided by (ii) the Aggregate Receivables Amount plus the Aggregate Overconcentration Amount.

          "DILUTION PERCENTAGE" shall mean as of the last day of any calendar month, a percentage equal to:

          [[2.0 X ED]+[(DS-ED) X DS DIVIDED BY ED]] X DHR

          where:

          ED   =    the Expected Dilution Ratio at such time

          DS   =    the Dilution Spike Ratio at such time

          DHR  =    the Dilution Horizon Ratio at such time

          "DILUTION SPIKE RATIO" shall mean, as of the last day of any calendar month, the highest monthly Dilution Ratio calculated as of the last day of each of the twelve calendar months then most recently ended.

          "DILUTION RATIO" shall mean, as of the last day of each Accrual Period, an amount (expressed as a percentage) equal to (i) the aggregate amount of Dilution Adjustments (excluding the sum of all VCD rebates applicable to any Receivable) made during such Accrual Period, DIVIDED BY (ii) the aggregate gross sales of the Sellers during such Accrual Period.

          "DILUTION RESERVE" shall mean, on any date, an amount equal to the Dilution Percentage multiplied by the Aggregate Receivables Amount as of the close of business of the Servicer on such date.

          "DISTRIBUTION DATE" shall mean, (A) for purposes of payments of interest in respect of any Eurodollar Tranche, the last day of the relevant Eurodollar Period, and (B) for all other purposes, the 20th day of each calendar month, or if such day is not a Business Day, the next occurring Business Day.

          "EARLY AMORTIZATION EVENT" shall have the meanings assigned in SECTION
5.1 of this Supplement and Section 7.1 of the Agreement.

          "EARLY AMORTIZATION PERIOD" shall have the meaning assigned in SECTION
5.1 of this Supplement and Section 7.1 of the Agreement.

          "EFFECTIVE DATE" shall have the meaning assigned in SECTION 9.1.

          "ELIGIBLE ASSIGNEE" shall mean any financial institution that is a United States Person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) and that has a short-term debt rating of at least A-1 from S&P and P-1 from Moody's.

          "EURODOLLAR PERIOD" shall mean, with respect to any Eurodollar Tranche, prior to the Commitment Termination Date, a period of one, two, three, four, five or six months requested by the Company commencing on a Business Day requested by the Company and agreed to by the Funding Agent; provided, however, that each such Eurodollar Period shall expire on a Distribution Date.

          "EURODOLLAR TRANCHE" shall mean, for any portion of the Series 2003-1 Invested Amount that is held by the APA Banks, that portion of the Series 2003-1 Invested Amount for which the Series 2003-1 Monthly Interest is calculated by reference to an Adjusted LIBO Rate determined by reference to a particular Eurodollar Period.

          "EXCLUDED TAXES" shall mean, with respect to the Funding Agent, any Purchaser or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder or any interest in the VFC Certificates,
(a) income or franchise taxes imposed on (or measured by) its net income (i) by the United States of America, or (ii) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located, managed or controlled, or, in the case of any APA Bank, in which its applicable lending office is located, or (iii) by reason of any connection between the jurisdiction imposing such tax and the Funding Agent, such recipient or such office other than a connection arising solely from this Supplement or any other Transaction Document or any transaction hereunder or thereunder, and (b) any branch profits imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located.

          "EXISTING CREDIT AGREEMENT" means that certain Third Amended and Restated Credit Agreement, dated as of June 29, 2000, by and among USSC, USI, the lenders parties thereto, and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as agent, as the same has been amended, restated, supplemented or otherwise modified from time to time.

          "EXPECTED DILUTION RATIO" shall mean, as of the last day of any calendar month, the average Dilution Ratio in respect of the twelve months then most recently ended.

          "FEE LETTER" shall mean that certain Fee Letter, dated as of March 28, 2003, among the Company, the Funding Agent and Initial Purchaser, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

          "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

          "FINANCING" shall mean, with respect to any Person, the issuance, assumption, incurrence or sale by such Person of any Indebtedness (other than Indebtedness described in Section 6.14.1 through 6.14.10 of the Credit Agreement, any Indebtedness incurred under Section 6.14.11 of the Credit Agreement and described in clauses (a) or (b) of the first parenthetical thereof, and any Indebtedness incurred under Section 6.14.12 of the Credit Agreement and described in the first parenthetical thereof).

          "FIXED CHARGE COVERAGE RATIO" shall mean, with respect to any fiscal quarter of USI for the then most recently ended four fiscal quarters, the ratio of (i) Consolidated EBITDA during such period plus Consolidated Rentals during such period minus Consolidated Capital Expenditures during such period (PROVIDED that Capitalized Lease Obligations shall be deducted only to the extent of payments actually made during such period) to (ii) Consolidated Interest Expense paid in cash during such period plus scheduled amortization of the principal portion of Consolidated Indebtedness during such period (other than (i) amounts owing in connection with Receivables Purchase Facilities permitted under the Credit Agreement and (ii) scheduled term loan payments under the Existing Credit Agreement and scheduled principal payments in respect of any industrial development/revenue bonds of USI or any of its Subsidiaries in each case paid prior to March 21, 2003) plus Consolidated Rentals for such period plus income taxes paid in cash during such period plus all dividends and distributions paid by USI during such period (other than the "Permitted Share Repurchase Amount" for such period), all calculated for USI and its Subsidiaries (other than TOPCO) on a consolidated basis; PROVIDED that the Fixed Charge Coverage Ratio shall be calculated, with respect to Permitted Acquisitions, on a pro forma basis reasonably satisfactory to the administrative agent under the Credit Agreement, broken down by fiscal quarter in USI's reasonable judgment.

          "FLOATING TRANCHE" shall mean, for any portion of the Series 2003-1 Invested Amount that is held by the APA Banks, that portion of the Series 2003-1 Invested Amount not allocated to a Eurodollar Tranche for which the Series 2003-1 Monthly Interest is calculated by reference to the Alternate Base Rate.

          "FUNDING AGENT" shall have the meaning specified in the introductory paragraph hereto.

          "INCREASE" shall have the meaning assigned in SECTION 2.5(a).

          "INCREASE AMOUNT" shall have the meaning assigned in SECTION 2.5(a).

          "INCREASE DATE" shall have the meaning assigned in SECTION 2.5(a).

          "INDEMNIFIED AMOUNT" shall have the meaning set forth in SECTION 2.10(a).

          "INDEMNIFIED PARTY" shall have the meaning assigned in SECTION
2.10(a).

          "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

          "INITIAL PURCHASER" shall have the meaning specified in the introductory paragraph hereto.

          "INITIAL SERIES 2003-1 INVESTED AMOUNT" shall mean the initial invested amount applicable to Series 2003-1.

          "INTEREST SHORTFALL" shall have the meaning assigned in SECTION
3A.4(b).

          "INVESTED PERCENTAGE" shall mean, with respect to any Business Day (i) during the Series 2003-1 Revolving Period, the percentage equivalent of a fraction, the numerator of which is the Series 2003-1 Invested Amount as of the end of the immediately preceding Business Day and the denominator of which is the difference between (x) the Aggregate Receivables Amount with respect to such Business Day and (y) the Aggregate Target Receivables Amount with respect to such Business Day and (ii) during the Series 2003-1 Amortization Period, the percentage equivalent of a fraction, the numerator of which is the Series 2003-1 Invested Amount as of the end of the last Business Day of the Series 2003-1 Revolving Period and the denominator of which is the difference between (x) the Aggregate Receivables Amount with respect to such Business Day and (y) Aggregate Target Receivables Amount with respect to such Business Day.

          "LEVERAGE RATIO" shall mean, the ratio of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters. The Leverage Ratio shall be calculated as of the last day of each fiscal quarter of USI based upon (a) for Consolidated Funded Indebtedness, Consolidated Funded Indebtedness as of the last day of each such fiscal quarter and (b) for Consolidated EBITDA, the actual amount as of the last day of each fiscal quarter for the most recently ended four consecutive fiscal quarters; PROVIDED that the Leverage Ratio shall be calculated, with respect to Permitted Acquisitions, on a pro forma basis reasonably satisfactory to the administrative agent under the Credit Agreement, broken down by fiscal quarter in USI's reasonable judgment.

          "LOSS HORIZON RATIO" shall mean, as of any date, a ratio equal to (i) the aggregate gross sales of the Sellers during the three most recently ended calendar months divided by (ii) the Aggregate Receivables Amount as of such date, plus the Aggregate Overconcentration Amount as of such date.

          "LOSS PERCENTAGE" shall mean, at any time, a percentage equal to the greater of (i) 2.00 multiplied by the Loss Ratio multiplied by the Loss Horizon Ratio and (ii) the Loss Reserve Floor.

          "LOSS RATIO" shall mean, on any date, the greatest three-month average Default Ratio as calculated for each of the twelve most recently ended calendar months.

          "LOSS RESERVE" shall mean, on any date, an amount equal to the Loss Percentage multiplied by the Aggregate Receivables Amount as of the close of business of the Servicer on such date.

          "LOSS RESERVE FLOOR" shall mean 10%.

          "MAJORITY PURCHASERS" shall mean (i) on any day on which Initial Purchaser shall hold an interest in the Series 2003-1 Certificates, Initial Purchaser and the Required APA Banks and (ii) on any day on which Initial Purchaser shall not hold an interest in the Series 2003-1 Certificates, the Required APA Banks.

          "MAXIMUM COMMITMENT AMOUNT" shall mean $153,000,000.

          "MAXIMUM INVESTED AMOUNT" shall mean $150,000,000.

          "MONTHLY INTEREST PAYMENT" shall have the meaning assigned in SECTION 3A.6(a).

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA and to which USI or any member of the Controlled Group is obligated to make contributions.

          "NET CASH PROCEEDS" means, with respect to any sale of property or any Financing by any Person, (a) cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such sale of property or Financing, after (i) provision for all income or other taxes measured by or resulting from such sale of property, (ii) payment of all reasonable brokerage commissions and other fees and expenses related to such sale of property or Financing, and (iii) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such sale of property which is or may be required (by the express terms of the instrument governing such Indebtedness or by the purchaser of such property) to be repaid in connection with such sale of property (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness).

          "NON-DEFAULTING APA BANK" shall have the meaning assigned in SECTION 2.6(e).

          "NON-RENEWING APA BANK" shall have the meaning set forth in SECTION 2.6(f).

          "OFF-BALANCE SHEET LIABILITY" of a Person means, without duplication, the principal component of (i) any Receivables Purchase Facility or any other repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person (other than the sale or disposition in the ordinary course of business of accounts or notes receivable in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables)) or (ii) any liability under any so-called "synthetic lease" or "tax ownership operating lease" transaction entered into by such Person; PROVIDED that "Off-Balance Sheet Liabilities" shall not include the principal component of the foregoing if such principal component (a) is otherwise reflected as a liability on such Person's consolidated balance sheet or (b) is deducted from revenues in determining such Person's consolidated net income but is not thereafter added back in calculating such Person's Consolidated EBITDA.

          "OPERATING LEASE" of a Person means any lease of property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

          "OPTIONAL TERMINATION DATE" shall have the meaning assigned in SECTION 2.7(d).

          "OPTIONAL TERMINATION NOTICE" shall have the meaning assigned in
SECTION 2.7(d).

          "OTHER TAXES" shall mean any and all current or future stamp or documentary taxes or other excise or property taxes, charges or similar levies arising from any payment made under the Transaction Documents or from the execution, delivery or enforcement of, or otherwise with respect to, any Transaction Document.

          "PARTICIPANTS" shall have the meaning assigned in SECTION 11.11(b).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "PERMITTED ACQUISITION" shall mean an Acquisition permitted by Section
6.13.5 of the Credit Agreement.

          "PERMITTED SHARE REPURCHASE AMOUNT" shall mean the aggregate amount of all distributions made by USSC to USI and the aggregate amount of all capital stock of USI redeemed, repurchased, acquired or retired by USI, from and after March 21, 2003, calculated as of the date such distribution is made, up to the greater of (a) $50,000,000 and (b) an amount equal to (x) $50,000,000, plus (y) 25% of Consolidated Net Income (or minus 25% of any loss) in each fiscal quarter beginning with the fiscal quarter ending June 30, 2003.

          "PLAN" means an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which USI or any member of the Controlled Group may have any liability.

          "POOLED COMMERCIAL PAPER" means Commercial Paper notes of Initial Purchaser subject to any particular pooling arrangement by Initial Purchaser, but excluding Commercial Paper issued by Initial Purchaser for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Initial Purchaser.

          "PRIME RATE" shall mean a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

          "PRO RATA SHARE" shall mean, on any date of determination, with respect to any APA Bank, the ratio (expressed as a percentage) of such APA Bank's Commitment to the Aggregate Commitment Amount at such time; provided that, on any date after the Commitment Termination Date, the Pro Rata Share of any APA Bank shall be such APA Bank's Pro Rata Share on the Commitment Termination Date.

          "PURCHASE" shall mean the assignment by Initial Purchaser to the APA Banks of any portion of Initial Purchaser's Series 2003-1 Purchaser Invested Amount pursuant to Section 2.6.

          "PURCHASE AMOUNT" shall mean, for any APA Bank Purchase Date, the amount of Initial Purchaser's Series 2003-1 Purchaser Invested Amount designated by Initial Purchaser to be assigned on such APA Bank Purchase Date.

          "PURCHASE PERCENTAGE" shall mean, for any APA Bank Purchase Date, the percentage equivalent of a fraction, the numerator of which is the Purchase Amount for such APA Bank Purchase Date and the denominator of which is Initial Purchaser's Series 2003-1 Purchaser Invested Amount on such APA Bank Purchase Date.

          "PURCHASE PRICE" means the total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, all Indebtedness incurred or assumed in connection with such Acquisition, but exclusive of the value of any capital stock or other equity interests of USI, USSC or any Subsidiary issued as consideration for such Acquisition.

          "PURCHASER" shall mean, at any time, either Initial Purchaser, each APA Bank or each Acquiring APA Bank, as applicable.

          "RECOURSE OBLIGATIONS" shall have the meaning set forth in SECTION 11.18.

          "REGISTER" shall mean a register maintained by the Funding Agent for recording transfers of the Commitments.

          "REINVESTMENT AMOUNT" shall have the meaning set forth in SECTION 3A.3(a).

          "REQUIRED APA BANKS" shall mean APA Banks having Pro Rata Shares in the aggregate at least equal to 66-2/3% or, if the Commitments have been terminated, holding at least 66-2/3% of the outstanding Series 2003-1 Invested Amount; provided that the Commitment of any Defaulting APA Bank that has not paid all amounts due and owing by it in respect of the purchase it was obligated to make shall not be included in the Aggregate Commitment Amount for purposes of this definition.

          "REQUIRED NOTICE PERIOD" means the number of days required notice set forth below applicable to the Decrease indicated below:

          Decrease                       Required Notice Period
          --------                       ----------------------
          LESS THAN $100,000,000           two Business Days
          GREATER THAN $100,000,000        five Business Days

          "SCHEDULED REVOLVING TERMINATION DATE" shall mean the last day of the Accrual Period ending on or immediately before the Commitment Expiry Date.

          "SERIES 2003-1" shall mean Series 2003-1, the Principal Terms of which are set forth in this Supplement.

          "SERIES 2003-1 ADJUSTED INVESTED AMOUNT" shall mean, as of any date of determination, (i) the Series 2003-1 Invested Amount on such date, minus (ii) the amount on deposit in the Series 2003-1 Collection Sub-account on such date.

          "SERIES 2003-1 ALLOCATED RECEIVABLES AMOUNT" shall mean, on any date of determination, the product of (x) the Aggregate Receivables Amount on such day and (y) the percentage equivalent of a fraction the numerator of which is the Series 2003-1 Target Receivables Amount on such day and the denominator of which is the Aggregate Target Receivables Amount on such day.

          "SERIES 2003-1 AMORTIZATION PERIOD" shall mean the period commencing on the Business Day following the earliest to occur of (i) the date on which an Early Amortization Period is declared to commence or automatically commences,
(ii) the Optional Termination Date and (iii) the Scheduled Revolving Termination Date and ending on the date when the Series 2003-1 Invested Amount shall have been reduced to zero and all accrued interest and other amounts owing on the VFC Certificates and to the Funding Agent and the Purchasers hereunder shall have been paid in full.

          "SERIES 2003-1 COLLECTION SUBACCOUNT" shall have the meaning assigned in SECTION 3A.2.

          "SERIES 2003-1 INTERESTS" shall mean, collectively, the VFC Certificates and the Series 2003-1 Subordinated Interest.

          "SERIES 2003-1 INVESTED AMOUNT" shall mean, as of any date of determination, the sum of the Series 2003-1 Purchaser Invested Amounts of all Purchasers on such date.

          "SERIES 2003-1 MONTHLY INTEREST" shall have the meaning assigned in
SECTION 3A.4(a).

          "SERIES 2003-1 MONTHLY PRINCIPAL PAYMENT" shall have the meaning assigned in SECTION 3A.5.

          "SERIES 2003-1 PERIODIC SERVICING FEE" shall have the meaning assigned in SECTION 6.1.

          "SERIES 2003-1 PURCHASER INVESTED AMOUNT" shall mean, with respect to any Purchaser, in each case on any date of determination, an amount equal to, without duplication, (a) the aggregate initial amount paid by such Purchaser for its interest in any VFC Certificate pursuant to SECTION 2.3, plus (b) solely in the case of any APA Bank, the aggregate of all Purchase Amounts of such APA Bank with respect to all previous APA Bank Purchase Dates, if any, (c) the amount of any Increases funded by such Purchaser, pursuant to SECTION 2.5, minus (d) the aggregate amount of any Collections, Purchase Amounts and other distributions to such Purchaser which are applied to reduce the amounts funded by such Purchaser under the foregoing clauses (a), (b) and (c).

          "SERIES 2003-1 RATIO" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, the sum of the Loss Reserve Ratio, the Dilution Reserve Ratio, the Servicing and Discount Ratio, in each case, then in effect.

          "SERIES 2003-1 REQUIRED RESERVES" shall mean, as of any date of determination, an amount equal to the product of (i) the Series 2003-1 Ratio, multiplied by (ii) the Aggregate Receivables Amount at such time.

          "SERIES 2003-1 REVOLVING PERIOD" shall mean the period commencing on the Effective Date and terminating on the Commitment Termination Date.

          "SERIES 2003-1 SUBORDINATED INTEREST" shall have the meaning assigned in SECTION 2.1(ii).

          "SERIES 2003-1 SUBORDINATED INTEREST AMOUNT" shall mean, for any date of determination, an amount equal to (i) the Series 2003-1 Allocated Receivables Amount minus (ii) the Series 2003-1 Adjusted Invested Amount.

          "SERIES 2003-1 SUBORDINATED INTEREST REDUCTION AMOUNT" shall have the meaning assigned in SECTION 2.7(b).

          "SERIES 2003-1 TARGET RECEIVABLES AMOUNT" shall mean, on any date of determination, the sum of (A) the Series 2003-1 Adjusted Invested Amount on such day and (B) the Series 2003-1 Required Reserves for such day.

          "SERIES 2003-1 TRANSACTION DOCUMENTS" shall mean this Supplement, the Receivables Sale Agreements, the Agreement, the Intercreditor Agreement and the Servicing Agreement.

          "SERVICER" shall have the meaning specified in the introductory paragraph hereto.

          "SERVICING AND DISCOUNT RESERVE RATIO" shall mean 2%.

          "SUPPLEMENT" shall have the meaning specified in the introductory paragraph hereto.

          "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "TERMINATING APA BANK" shall have the meaning set forth in SECTION 2.6(f).

          "TERMINATION PERCENTAGE" shall mean, with respect to any Terminating APA Bank, a percentage (determined as of the date of any assignment by Initial Purchaser pursuant to SECTION 2.6(f)), equal to (i) the Series 2003-1 Purchaser Invested Amount of such Terminating APA Bank outstanding on such date, divided by (ii) the Series 2003-1 Invested Amount outstanding on such date.

          "TOPCO" means The Order People Company, a Delaware corporation.

          "TRANSACTION PARTIES" shall have the meaning assigned in SECTION
2.6(d).

          "TRANSFER ISSUANCE DATE" shall mean the date on which a Commitment Transfer Supplement becomes effective pursuant to the terms of such Commitment Transfer Supplement.

          "TRANSFEREE" shall have the meaning assigned in SECTION 11.11(f).

          "TRUSTEE" shall have the meaning specified in the introductory paragraph hereto.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

          "UCC CERTIFICATE" shall mean a certificate substantially in the form of Exhibit D to this Supplement.

          "UNACCRUED DISCOUNT" shall mean, on any APA Bank Purchase Date with respect to any Purchase Amount, the CP Costs that would have accrued on the Commercial Paper allocated, in whole or in part, by the Funding Agent to fund the purchase or maintenance of such Purchase Amount subsequent to such APA Bank Purchase Date to the maturity date thereof if the related reduction in Initial Purchaser's Series 2003-1 Purchaser Invested Amount had not occurred.

          "UNALLOCATED BALANCE" shall mean, on any Business Day with respect to the APA Banks and the APA Banks' Series 2003-1 Purchaser Invested Amount, the sum of (A) the portion of the Series 2003-1 Invested Amount for which interest is then being calculated by reference to the Alternate Base Rate and (B) the portion of the Series 2003-1 Invested Amount allocated to any Eurodollar Tranche the Eurodollar Period in respect of which expires on such Business Day.

          "USI" shall mean United Stationers, Inc., a Delaware corporation.

          "USSC" shall mean United Stationers Supply Co., an Illinois corporation.

          "USSC CHANGE IN CONTROL" shall mean USI shall cease to own, directly or indirectly, 100% of the outstanding capital stock of USSC.

          "UTILIZATION FEE" shall have the meaning assigned in SECTION 2.9(c).

          "UTILIZATION FEE RATE" shall have the meaning assigned in the Fee Letter.

          "VFC CERTIFICATE" shall mean a VFC Certificate, Series 2003-1, executed by the Company and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A.

          "VFC CERTIFICATEHOLDERS" shall mean the Purchasers.

          "VFC CERTIFICATEHOLDERS' INTEREST" shall have the meaning assigned in
SECTION 2.2(a).

               (b) If any term or provision contained herein conflicts with or is inconsistent with any term, definition or provision contained in the Agreement, the terms and provisions of this Supplement shall govern. All Article, Section or subsection references herein shall mean Article, Section or subsections of this Supplement, except as otherwise provided herein. Unless otherwise stated herein, the context otherwise requires or such term is otherwise defined in the Agreement, each capitalized term used or defined herein shall relate only to the Series 2003-1 Interests and no other Series of Investor Certificates issued by the Trust. All capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in SECTION 1.1 of the Agreement.

                                   ARTICLE II

                 DESIGNATION OF CERTIFICATES; PURCHASE AND SALE
                             OF THE VFC CERTIFICATES

          SECTION 2.1 DESIGNATION. The Certificates and interests created and authorized pursuant to the Agreement and this Supplement shall be divided into two Classes, which shall be designated respectively as (i) the "VFC CERTIFICATES, SERIES 2003-1" and (ii) an interest designated as the "SERIES 2003-1 SUBORDINATED INTEREST."

          SECTION 2.2 THE SERIES 2003-1 INTERESTS. (a) The VFC Certificates shall represent fractional undivided interests in the Trust, including, without limitation, the right to receive (i) the Invested Percentage (expressed as a decimal) of Collections received with respect to the Receivables and all other funds on deposit in the Collection Account and (ii) all other funds on deposit in the Series 2003-1 Collection Subaccounts and any subaccounts thereof (collectively, the "VFC CERTIFICATEHOLDERS' INTEREST").

               (b) The "SERIES 2003-1 SUBORDINATED INTEREST" shall be a fractional undivided interest in the Trust retained by the Company, consisting of the right to receive Collections with respect to the Receivables allocated to the VFC Certificateholders' Interest and not required to be distributed to or for the benefit of the Purchasers. The Exchangeable Company Interest and any other Series of Investor Certificates outstanding shall represent the ownership interest in the remainder of the Trust not allocated pursuant hereto to the VFC Certificateholders' Interest or the Series 2003-1 Subordinated Interest.

               (c) The VFC Certificates shall be substantially in the form of Exhibit A and shall, upon issue, be executed and delivered by the Company to the Trustee for authentication and redelivery as provided in SECTION 2.4 hereof and
Section 5.2 of the Agreement.

          SECTION 2.3 PURCHASES OF INTERESTS IN THE VFC CERTIFICATES. (a) INITIAL PURCHASE. Subject to the terms and conditions of this Supplement, including delivery of notice in accordance with SECTION 2.4 and 2.5, (i) on and after the Effective Date, (A) Initial Purchaser may, in its sole discretion, purchase a VFC Certificate in an amount equal to the Initial Series 2003-1 Invested Amount or (B) if Initial Purchaser shall have notified the Funding Agent that it has elected not to purchase all or a portion of a VFC Certificate on the Effective Date, each APA Bank hereby severally agrees to purchase on the Effective Date a VFC Certificate in an amount equal to such APA Bank's Pro Rata Share of the Initial Series 2003-1 Invested Amount after giving effect to the requested Increase and (ii) thereafter, (A) if Initial Purchaser shall have purchased a VFC Certificate on the Effective Date, Initial Purchaser may, in its sole discretion, maintain its VFC Certificate, subject to increase or decrease during the Series 2003-1 Revolving Period, in accordance with the provisions of this Supplement and (B) if the APA Banks shall have purchased VFC Certificates on the Effective Date or, in any case, on or after the APA Bank Purchase Date, the APA Banks hereby severally agree to maintain their respective VFC Certificates, subject to increase or decrease during the Series 2003-1 Revolving Period, in accordance with the provisions of this Supplement. The Company hereby agrees to maintain ownership of the Series 2003-1 Subordinated Interest, subject to increase or decrease during the Series 2003-1 Revolving Period, in accordance with the provisions of this Supplement. Payments by Initial Purchaser or the APA Banks, as the case may be, in respect of the VFC Certificates shall be made in immediately available funds on the applicable Business Day to the Funding Agent for payment to the Company.

               (b) SUBSEQUENT PURCHASES. Subject to the terms and conditions of this Supplement, each Acquiring APA Bank hereby severally agrees to maintain its VFC Certificate, subject to increase or decrease during the Series 2003-1 Revolving Period, in accordance with the provisions of this Supplement.

               (c) MAXIMUM SERIES 2003-1 PURCHASER INVESTED AMOUNT. Notwithstanding anything to the contrary contained in this Supplement, at no time shall the Series 2003-1 Purchaser Invested Amount of any APA Bank exceed such APA Bank's Commitment at such time.

          SECTION 2.4 DELIVERY. On the Effective Date, the Company shall sign, on behalf of the Trust, and shall direct the Trustee in writing pursuant to Section 5.2 of the Agreement to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate the VFC Certificates in such names and such denominations and deliver such VFC Certificates to the Funding Agent, on behalf of Initial Purchaser, or the APA Banks, as the case may be, in accordance with such written directions. The VFC Certificates shall be issued in minimum denominations of $1,000,000 and in integral multiples of $100,000 in excess thereof. The Trustee shall mark on its books the actual Series 2003-1 Invested Amount and Series 2003-1 Subordinated Interest Amount outstanding on any date of determination, which, absent manifest error, shall constitute PRIMA FACIE evidence of the outstanding Series 2003-1 Invested Amount and Series 2003-1 Subordinated Interest Amount from time to time.

          SECTION 2.5 PROCEDURE FOR INCREASING THE SERIES 2003-1 INVESTED AMOUNT. (a) Subject to Section 2.5(c), on any Business Day during the Series 2003-1 Revolving Period, up to eight times per calendar month, Initial Purchaser may agree, in its sole discretion, and each APA Bank hereby agrees that the Series 2003-1 Invested Amount may be increased by increasing such Purchaser's Series 2003-1 Purchaser Invested Amount (an "INCREASE"), upon the request of the Servicer or the Company on behalf of the Trust (each date on which an increase in the Series 2003-1 Invested Amount occurs hereunder being herein referred to as the "INCREASE DATE" applicable to such Increase), PROVIDED, HOWEVER, that (i) the Servicer or the Company, as the case may be, shall have given the Funding Agent (with a copy to the Trustee) irrevocable written notice (effective upon receipt), substantially in the form of Exhibit E-1 hereto, of such request no later than (i) 1:00 p.m., Chicago time, two Business Days prior to the Increase Date in the case of any Increase Amount to be funded by Pooled Commercial Paper or (ii) (x) if all or a portion of the Increase Amount is to be allocated to the Floating Tranche, on or prior to 1:00 p.m., Chicago time, on the Increase Date, or (y) if all or a portion of the Increase Amount is to be allocated to a Eurodollar Tranche, 1:00 p.m., Chicago time, three Business Days prior to the Increase Date; and (ii) no portion of any Increase Amount shall be allocated to the Floating Tranche or Eurodollar Tranche unless Initial Purchaser shall have declined to fund such portion by Pooled Commercial Paper, PROVIDED, FURTHER, that the provisions of this Section shall not restrict the allocations of Collections pursuant to Article III. Such notice shall state (x) the Increase Date, (y) the proposed amount of such Increase (the "INCREASE AMOUNT") and (z) what portions thereof will be funded by Pooled Commercial Paper, or allocated to a Eurodollar Tranche (and the corresponding initial Eurodollar Period) or the Floating Tranche; PROVIDED, that any portion funded by Initial Purchaser shall be funded only by Commercial Paper.

               (b) If Initial Purchaser elects not to fund any portion of a requested Increase, each APA Bank shall purchase its Pro Rata Share of the proposed Increase Amount PROVIDED, HOWEVER that an APA Bank shall not be obligated to fund any portion of an Increase that would cause its Series 2003-1 Purchaser Invested Amount to exceed its unused Commitment.

               (c) On and after the Effective Date, the Purchasers shall not be required to increase their respective Series 2003-1 Purchaser Invested Amounts on any Increase Date hereunder unless:

                    the related aggregate Increase Amount is equal to $1,000,000 or an integral multiple of $100,000 in excess thereof;

                    after giving effect to the Increase Amount, (A) the Series 2003-1 Invested Amount would not exceed either the Maximum Invested Amount or the Maximum Commitment Amount on such Increase Date and (B) the Series 2003-1 Allocated Receivables Amount would not be less than the Series 2003-1 Target Receivables Amount on such Increase Date;

                    no Early Amortization Event or Potential Early Amortization Event shall have occurred and be continuing and no Early Amortization Event or Potential Early Amortization Event would occur as a result of such Increase;

                    in the case of a purchase by Initial Purchaser, Initial Purchaser shall have consented to such purchase in its sole discretion;

                    all of the representations and warranties made by each of the Company, USFS, the Servicer and each Seller in each Transaction Document to which it is a party are true and correct in all material respects on and as of such Increase Date as if made on and as of such date (except to the extent such representations and warranties are expressly made as of another date);

                    the Servicer shall have delivered to the Funding Agent on or prior to such Increase Date, in form and substance satisfactory to the Funding Agent, all Monthly Settlement Statements as and when due under
     SECTION 4.2 of the Servicing Agreement, and upon the Funding Agent's request, the Servicer shall have delivered to the Funding Agent at least three days prior to such Increase, an interim Monthly Settlement Statement showing the amount of Eligible Receivables;

                    the Commitment Termination Date shall not have occurred; and the Funding Agent shall have received such other approvals, opinions or documents as it may reasonably request as a result of changes in circumstances or new credit information.

The Company's acceptance of funds in connection with each Increase occurring on any Increase Date shall constitute a representation and warranty by the Company to the Purchasers as of such Increase Date (except to the extent such representations and warranties are expressly made as of another date), as the case may be, that all of the conditions contained in this Section 2.5(c) have been satisfied.

               (d)  After receipt by the Funding Agent of the notice required by
Section 2.5(a) from the Servicer or the Company on behalf of the Trust, the Funding Agent shall, so long as the conditions set forth in SECTIONS 2.5(a) AND
(c) are satisfied, promptly provide telephonic notice to Initial Purchaser and, to the extent Initial Purchaser elects in its sole discretion not to fund a portion of the Increase, the APA Banks, of the Increase Date and of the portion of the Increase Amount allocable to Initial Purchaser and each such APA Bank (which shall equal each such APA Bank's Pro Rata Share of the Increase Amount), as applicable. If Initial Purchaser elects to fund an Increase, Initial Purchaser agrees to pay in immediately available funds, no later than 1:00 p.m. Chicago time, the amount of such Increase on the related Increase Date to the Funding Agent for payment to the Trust for deposit in the Series 2003-1 Collection Subaccount. In the event the APA Banks shall fund the Increase, each APA Bank agrees to pay in immediately available funds, no later than 1:00 p.m. Chicago time, such APA Bank's Pro Rata Share of such Increase on the related Increase Date to the Funding Agent for payment to the Trust for deposit in the Series 2003-1 Collection Subaccount.

               (e)  Notwithstanding anything to the contrary contained in this
Section 3A.4, (i), Initial Purchaser shall approve any portion of the Series 2003-1 Invested Amount allocated (or to be allocated) to Commercial Paper and
(ii) if the APA Banks have a Series 2003-1 Purchaser Invested Amount, (A) the portion of the Series 2003-1 Invested Amount allocable to each Eurodollar Tranche must be in an amount equal to $500,000 or an integral multiple of $500,000 in excess thereof, (B) no more than five Eurodollar Tranches shall be outstanding at any one time, (C) after the occurrence and during the continuance of any Early Amortization Event or Potential Early Amortization Event, the Company may not elect to allocate any portion of the Increase to a Eurodollar Tranche and (D) after the end of the Series 2003-1 Revolving Period, the Company may not select any Eurodollar Period that does not end on or prior to the next succeeding Distribution Date and the duration of any such Eurodollar Period shall be subject to the approval of the Funding Agent.

          SECTION 2.6 SALES BY INITIAL PURCHASER OF ITS SERIES 2003-1 PURCHASER INVESTED AMOUNT TO THE APA BANKS.

               (a) Each APA Bank hereby agrees, subject to SECTION 2.6(d), that immediately upon written notice from Initial Purchaser (or the Funding Agent on behalf of Initial Purchaser) delivered on or prior to the Commitment Expiry Date, it shall acquire by assignment from Initial Purchaser, without recourse or warranty, its Pro Rata Share of the Purchase Percentage of the Conduit Interest. Each such assignment by Initial Purchaser shall be made pro rata among all of the APA Banks, except for pro rata assignments to one or more Terminating APA Banks pursuant to SECTION 2.6(f). Each such APA Bank shall, no later than 1:00 p.m. (Chicago time) on the date of such assignment, pay in immediately available funds (unless another form of payment is otherwise agreed between Initial Purchaser and any APA Bank) to the Funding Agent at an account designated by the Funding Agent, for the benefit of Initial Purchaser, its Acquisition Amount. Unless an APA Bank has notified the Funding Agent that it does not intend to pay its Acquisition Amount, the Funding Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to Initial Purchaser in reliance upon such assumption. The Initial Purchaser hereby sells and assigns to the Funding Agent for the ratable benefit of the APA Banks, and the Funding Agent hereby purchases and assumes from Initial Purchaser, effective upon the receipt by Initial Purchaser of the Conduit Transfer Price, the Purchase Percentage of the Conduit Interest which is the subject of any transfer pursuant to this SECTION 2.6. Upon payment of the Conduit Transfer Price as provided herein and delivery to the Trustee by the Funding Agent of Initial Purchaser's VFC Certificate, (i) the Company shall sign, on behalf of the Trust, and shall direct the Trustee in writing to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate, a new VFC Certificate in the name of each APA Bank and in a denomination equal to such APA Bank's Pro Rata Share as set forth in such written direction and shall deliver such VFC Certificate to each such APA Bank in accordance with such written direction and (ii) to the extent Initial Purchaser's assignment pursuant to this Section 2.6 was for less than 100% of its Series 2003-1 Purchaser Invested Amount, the Company shall sign, on behalf of the Trust, and shall direct the Trustee in writing to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate, a new VFC Certificate in the name of Initial Purchaser and in a denomination equal to the amount of Initial Purchaser's Series 2003-1 Purchaser Invested Amount retained as set forth in such written direction and shall deliver such VFC Certificate to Initial Purchaser in accordance with such written direction.

               (b) TRANSFER PRICE REDUCTION YIELD. If the Adjusted Funded Amount is included in the calculation of the Conduit Transfer Price for any Purchase, each APA Bank agrees that the Funding Agent shall pay to Initial Purchaser the Conduit Reduction Percentage of any Monthly Interest Payment received by the Funding Agent with respect to the interest assigned in such Purchase.

               (c) PAYMENTS TO INITIAL PURCHASER. In consideration for the reduction of the Conduit Transfer Prices by the Conduit Transfer Price Reductions, effective only at such time as the aggregate amount of the Series 2003-1 Purchaser Invested Amounts of the APA Banks equals the Conduit Residual, each APA Bank hereby agrees that the Funding Agent shall not distribute to the APA Banks and shall immediately remit to Initial Purchaser any Monthly Interest Payments, Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Series 2003-1 Purchaser Invested Amounts of the APA Banks.

               (d) LIMITATION ON COMMITMENT TO PURCHASE FROM INITIAL PURCHASER. Notwithstanding anything to the contrary in this Supplement, no APA Bank shall have any obligation to purchase any interest in the Conduit Interest from Initial Purchaser, pursuant to SECTION 2.6(a) or otherwise, if:

                    Initial Purchaser shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Initial Purchaser or taken any corporate action for the purpose of effectuating any of the foregoing; or

                    involuntary proceedings or an involuntary petition shall have been commenced or filed against Initial Purchaser by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Initial Purchaser and such proceeding or petition shall have not been dismissed.

               (e) DEFAULTING APA BANKS. If one or more APA Banks defaults in its obligation to pay its Acquisition Amount pursuant to SECTION 2.5(b) or
SECTION 2.6(a) (each such APA Bank shall be called a "DEFAULTING APA BANK" and the aggregate amount of such defaulted obligations pursuant to Section 2.5(b) being herein called the "FUNDING DEFICIT" and the aggregate amount of such defaulted obligations pursuant to Section 2.6(a) being herein called the "CONDUIT TRANSFER PRICE DEFICIT"), then upon notice from the Funding Agent, each APA Bank other than the Defaulting APA Banks (a "NON-DEFAULTING APA BANK") shall promptly pay to the Funding Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting APA Bank's proportionate share (based upon the relative Commitments of the Non-Defaulting APA Banks) of the Funding Deficit or the Conduit Transfer Price Deficit (as applicable) and (y) the unused portion of such Non-Defaulting APA Bank's Commitment. A Defaulting APA Bank shall forthwith upon demand pay to the Funding Agent for the account of the Non-Defaulting APA Banks all amounts paid by each Non-Defaulting APA Bank on behalf of such Defaulting APA Bank, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting APA Bank until the date such Non-Defaulting APA Bank has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%). In addition, without prejudice to any other rights that Initial Purchaser may have under applicable law, each Defaulting APA Bank shall pay to Initial Purchaser forthwith upon demand, the difference between such Defaulting APA Bank's unpaid Acquisition Amount and the amount paid with respect thereto by the Non-Defaulting APA Banks, together with interest thereon, for each day from the date of the Funding Agent's request for such Defaulting APA Bank's Acquisition Amount pursuant to SUBSECTION 2.6(a) until the date the requisite amount is paid to Initial Purchaser in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%).

               (f)  TERMINATING APA BANKS.

                    Each APA Bank hereby agrees to deliver written notice to the Funding Agent not more than 30 Business Days and not less than 5 Business Days prior to the Commitment Expiry Date indicating whether such APA Bank intends to renew its Commitment hereunder. If any APA Bank fails to deliver such notice on or prior to the date that is 5 Business Days prior to the Commitment Expiry Date, such APA Bank will be deemed to have declined to renew its Commitment (each APA Bank which has declined or has been deemed to have declined to renew its Commitment hereunder, a "NON-RENEWING APA BANK"). The Funding Agent shall promptly notify Initial Purchaser of each Non-Renewing APA Bank and Initial Purchaser, in its sole discretion, may
     (A) to the extent of Commitment Availability, declare that such Non-Renewing APA Bank's Commitment shall, to such extent, automatically terminate on a date specified by Initial Purchaser on or before the Commitment Expiry Date or (B) upon one (1) Business Days' notice to such Non-Renewing APA Bank assign to such Non-Renewing APA Bank on a date specified by Initial Purchaser its Pro

     Rata Share of the outstanding Conduit Interest, subject to, and in accordance with, SUBSECTION 2.6(a). In addition, Initial Purchaser may, in its sole discretion, at any time (x) to the extent of Commitment Availability, declare that any Affected APA Bank's Commitment shall automatically terminate on a date specified by Initial Purchaser or (y) assign to any Affected APA Bank on a date specified by Initial Purchaser its Pro Rata Share of the outstanding Conduit Interest, subject to, and in accordance with, SUBSECTION 2.6(a) (each Affected APA Bank or each Non-Renewing APA Bank is hereinafter referred to as a "TERMINATING APA BANK"). The parties hereto expressly acknowledge that any declaration of the termination of any Commitment, any assignment pursuant to this subsection (f) and the order of priority of any such termination or assignment among Terminating APA Banks shall be made by Initial Purchaser in its sole and absolute discretion.

                    Upon any assignment to a Terminating APA Bank as provided in this subsection (f), any remaining Commitment of such Terminating APA Bank shall automatically terminate. Upon reduction to zero of such Terminating APA Bank's Series 2003-1 Purchaser Invested Amount (after application of Collections thereto pursuant to Article III) all rights and obligations of such Terminating APA Bank hereunder shall be terminated and such Terminating APA Bank shall no longer be an "APA BANK" hereunder; provided, however, that the provisions of Section 2.9 and Article VII shall continue in effect for its benefit with respect to the portion of the VFC Certificateholders' Interest held by such Terminating APA Bank prior to its termination as a APA Bank.

          SECTION 2.7 PROCEDURE FOR DECREASING THE SERIES 2003-1 INVESTED AMOUNT; OPTIONAL TERMINATION. (a) On any Business Day during the Series 2003-1 Revolving Period or the Series 2003-1 Amortization Period, upon the written request of the Servicer or the Company on behalf of the Trust to the Funding Agent substantially in the form of Exhibit E-2 hereto, the Series 2003-1 Invested Amount may be reduced (a "DECREASE") by the distribution by the Servicer to the Funding Agent for the PRO RATA benefit of the Purchasers in accordance with their respective Series 2003-1 Purchaser Invested Amount of funds on deposit in the Series 2003-1 Collection Subaccount on such day in an amount not to exceed the amount of such funds on deposit on such day; PROVIDED that the Servicer shall have given the Funding Agent (with a copy to the Trustee) irrevocable written notice (effective upon receipt), prior to 1:00 p.m., Chicago time in accordance with the Required

Notice Period, and which notice shall state the amount of such Decrease; PROVIDED, FURTHER, that such Decrease shall be in an amount equal to $1,000,000 and integral multiples of $100,000 in excess thereof.

               (b) Simultaneously with any such Decrease during the Series 2003-1 Revolving Period, the Series 2003-1 Subordinated Interest Amount shall be reduced by an amount (the "SERIES 2003-1 SUBORDINATED INTEREST REDUCTION AMOUNT") such that the Series 2003-1 Subordinated Interest Amount shall equal the Series 2003-1 Required Reserves after giving effect to such Decrease. During the Series 2003-1 Revolving Period, after the distribution described in Section
(a) above has been made, and the Series 2003-1 Subordinated Interest Amount shall have been reduced by the Series 2003-1 Subordinated Interest Reduction Amount, a distribution shall be made to the owner of the Series 2003-1 Subordinated Interest out of remaining funds on deposit in the Series 2003-1 Collection Subaccount in an amount equal to the lesser of (x) the Series 2003-1 Subordinated Interest Reduction Amount and (y) the amount of such remaining funds on deposit in the Series 2003-1 Collection Subaccount.

               (c) Any reduction in the Series 2003-1 Invested Amount held by the APA Banks on any Business Day shall be allocated first to reduce the Unallocated Balance and then to reduce the portion of the Series 2003-1 Invested Amount allocated to Eurodollar Tranches in such order as the Company may select in order to minimize costs payable pursuant to SECTION 7.4.

               (d) (i) On any Business Day unless the Scheduled Revolving Termination Date, or an Early Amortization Event shall have occurred and be continuing, the Company shall have the right to deliver an irrevocable written notice (an "OPTIONAL TERMINATION NOTICE") to the Trustee, Funding Agent and the Servicer in which the Company declares that the Series 2003-1 Revolving Period shall terminate on the date (the "OPTIONAL TERMINATION DATE") set forth in such notice (which date, in any event, shall be the last day of a Accrual Period which is not less than 10 Business Days from the date on which such notice is delivered).

                    From and after the Optional Termination Date, the Series 2003-1 Amortization Period shall commence for all purposes under this Supplement and the other Transaction Documents. The Trustee shall give prompt written notice of its receipt of an Optional Termination Notice to the Purchasers.

          SECTION 2.8 REDUCTIONS OF THE COMMITMENTS. (a) On any Business Day during the Series 2003-1 Revolving Period, the Company, on behalf of the Trust, may, upon ten Business Days' prior written notice to the Funding Agent (with copies to the Servicer and the Trustee) reduce or terminate the Commitments (a "COMMITMENT REDUCTION") in a minimum aggregate amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof; PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any reduction in the Series 2003-1 Invested Amount on such date, the Series 2003-1 Invested Amount would exceed the Maximum Invested Amount then in effect. Each APA Bank's Commitment shall be reduced by such APA Bank's Pro Rata Share of the amount of such Commitment Reduction.

               (b) Upon commencement of the Series 2003-1 Amortization Period, the Aggregate Commitment Amount shall be reduced to 102% of the Maximum Invested Amount, and the Maximum Invested Amount shall be reduced to the Series 2003-1 Invested Amount. Each APA Bank's commitment shall be reduced by such APA Bank's Pro Rata Share of the amount of such reduction.

               (c) Once reduced, the Commitments may not be subsequently reinstated. Upon effectiveness of any such reduction, the Funding Agent shall prepare a revised Schedule 1 to reflect the reduced Commitment of each APA Bank and Schedule 1 of this Supplement shall be deemed to be automatically superseded by such revised Schedule 1. The Funding Agent shall distribute such revised
Schedule 1 to the Company, the Servicer, the Trustee and each APA Bank.

          SECTION 2.9 INTEREST, FEES. (a) Interest shall be payable on the VFC Certificates on each Distribution Date pursuant to Section 3A.6(a).

               (b) The Servicer shall distribute pursuant to Section 3A.6(b), from amounts on deposit in the Series 2003-1 Collection Subaccount, to the Funding Agent, for the PRO RATA account of the APA Banks in accordance with their respective Pro Rata Shares, on each Distribution Date, a commitment fee with respect to the Accrual Period ending immediately prior to such date (the "COMMITMENT FEE") equal to the Commitment Fee Rate multiplied by the average daily Aggregate Commitment Amount during such Accrual Period. The Commitment Fee shall be payable (i) monthly in arrears on each Distribution Date (including during the Series 2003-1 Amortization Period) and (ii) on the Commitment Termination Date. To the extent that funds on deposit in the Series 2003-1 Collection Subaccount at any such date are insufficient to pay the Commitment Fee due on such date, the Servicer shall so notify the Company and the Company shall immediately pay the Funding Agent the amount of any such deficiency.

               (c) The Servicer shall distribute pursuant to SECTION 3A.6(b), from amounts on deposit in the Series 2003-1 Collection Subaccount, to the Funding Agent, for the account of Initial Purchaser, on each Distribution Date with respect to which Initial Purchaser held a portion of the Series 2003-1 Invested Amount during the Accrual Period ending immediately prior to such date, a utilization fee (the "UTILIZATION FEE") with respect to such Accrual Period at the Utilization Fee Rate of the average Series 2003-1 Invested Amount during such period. The Utilization Fee shall be payable monthly in arrears on each Distribution Date. To the extent that funds on deposit in the Series 2003-1 Collection Subaccount at any such date are insufficient to pay the Utilization Fee due on such date, the Servicer shall so notify the Company and the Company shall immediately pay the Funding Agent the amount of any such deficiency.

               (d) Calculations of per annum rates and fees under this Supplement shall be made on the basis of a 360- (or 365-/366-, in the case of interest on the Floating Tranche based on the Prime Rate) day year with respect to Commitment Fees, Utilization Fees and interest rates. Each determination of the Adjusted LIBO Rate by the Funding Agent shall be conclusive and binding upon each of the parties hereto in the absence of manifest error.

          SECTION 2.10 INDEMNIFICATION BY THE COMPANY AND THE SERVICER. Without limiting any other rights that the Funding Agent or any Purchaser may have hereunder or under applicable law, (A) the Company hereby agrees to indemnify (and pay upon demand to) the Trustee, the Funding Agent and each Purchaser and their respective assigns, officers, directors, agents and employees (each an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Indemnified Party, provided that such fees of attorneys that are employees of any Indemnified Party shall not be duplicative of the fees of any third-party attorneys retained by such Indemnified Party) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of any Pooling and Servicing Agreement or any other Transaction Document or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Trust or Trust Assets, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

               (i)     Indemnified Amounts to the extent a final judgment of

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a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

               (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

               (iii) Excluded Taxes to the extent that the computation of such taxes is consistent with the intended characterization for income tax purposes of the acquisition by the Purchasers of the VFC Certificates (or any interest therein) as a loan or loans by the Purchasers to the Company secured by the Receivables, and other Trust Assets;

PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of the Company or the Servicer or limit the recourse of the Funding Agent or the Purchasers to the Company or the Servicer for amounts otherwise specifically provided to be paid by the Company or the Servicer, as applicable, under the terms of any Pooling and Servicing Agreement. Without limiting the generality of the foregoing indemnification, the Company shall indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to the Company or the Servicer) relating to or resulting from:

               (i) any representation or warranty made by the Company, the Servicer, the Support Provider or any Seller (or any officers of any such Person) under or in connection with any Pooling and Servicing Agreement or any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

               (ii) the failure by the Company, the Servicer, the Support Provider or any Seller to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Seller to keep or perform any of its obligations, express or implied, with respect to any Contract;

               (iii) any failure of the Company, the Servicer, the Support Provider or any Seller to perform its duties, covenants or other obligations in accordance with the provisions of any Pooling and Servicing Agreement or any other

Transaction Document;

               (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

               (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

               (vi) the commingling of Collections of Receivables at any time with other funds;

               (vii) any investigation, litigation or proceeding related to or arising from any Pooling and Servicing Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Increase, the ownership of the VFC Certificates (or any interest therein) or any other investigation, litigation or proceeding relating to the Company, the Servicer, the Support Provider or any Seller in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

               (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

               (ix) any Bankruptcy Event relating to the Company, the Servicer, the Support Provider, any Seller or any of their respective Subsidiaries;

               (x) any failure of the Company to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Property and Collections with respect thereto from USFS, free and clear of any Lien (other than as created hereunder); or any failure of the Company to give reasonably equivalent value to USFS under the USFS Receivables Sale Agreement in consideration of the transfer by USFS of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

               (xi) any failure of USFS to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Property and Collections with respect thereto from any Seller, free and clear of any Lien (other than as created hereunder); or any failure USFS to give reasonably equivalent value to any Seller under the USSC Receivables Sale Agreement in consideration of the transfer by such Seller of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

               (xii) any failure to vest and maintain vested in the Trustee for the benefit of the Trust and the Purchasers, or to transfer to the Trustee for the benefit of the Trust and the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Invested Percentage contemplated hereunder) or security interest in the Receivables, the Related Property and the Collections, free and clear of any Lien (except as created by the Transaction Documents);

               (xiii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Property and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Increase or at any subsequent time;

               (xiv) any action or omission by the Company, the Servicer, the Support Provider or any Seller which reduces or impairs the rights of the Trustee or the Purchasers with respect to any Receivable or the value of any such Receivable;

               (xv) any attempt by any Person to void any Increase hereunder or the purchase of any VFC Certificate under statutory provisions or common law or equitable action; and

               (xvi) the failure of any Receivable included in the calculation of the Series 2003-1 Allocated Receivables Amount as an Eligible Receivable to be an Eligible Receivable at the time so included.

The foregoing provisions shall survive the termination of this Supplement and the Agreement, resignation or removal of any Indemnified Party and satisfaction and discharge of the Trust

                                   ARTICLE III

                          ARTICLE III OF THE AGREEMENT

          SECTION 3.1 of the Agreement and each other section of Article III of the Agreement relating to another Series shall read in their entirety herein as provided in the Agreement. Article III of the Agreement (except for Section 3.1 thereof and any portion thereof relating to another Series) shall read in its entirety herein as follows and shall be exclusively applicable to the Series 2003-1 Interests:

          Section 3A.2. ESTABLISHMENT OF SERIES 2003-1 COLLECTION SUBACCOUNT. The Servicer shall cause to be established and maintained in the name of the Company, (i) for the benefit of the Purchasers and (ii) in the case of clauses
(A) and (B) below, for the benefit, subject to the prior and senior interest of the Purchasers, of the owner of the Series 2003-1 Subordinated Interest, a subaccount of the Collection Account (the "SERIES 2003-1 COLLECTION SUBACCOUNT"), which subaccount is the Series Collection Subaccount with respect to Series 2003-1 and shall bear a designation indicating that the funds deposited therein are held for the benefit of the Persons (and, for each such Person, to the extent) set forth in clauses (i) and (ii) above. The Trustee shall have the right to take sole dominion and control of the Collection Account and the Series 2003-1 Collection Subaccount pursuant to the terms of a Lockbox Agreement and to direct the disposition of funds from time to time on deposit in the Series 2003-1 Collection Subaccount and in all proceeds thereof.

          Section 3A.3. ALLOCATIONS. The Servicer shall apply and distribute the portion of the Aggregate Daily Collections allocated to the Series 2003-1 Interests pursuant to Article III of the Agreement (the "SERIES 2003-1 COLLECTIONS"):

               (a) On each Business Day during the Series 2003-1 Revolving Period, an amount equal to the Termination Percentage of each Terminating APA Bank shall be set aside for distribution to such Terminating APA Bank on the next Distribution Date and an amount equal to the Accrued Interest Expense shall be set aside for distribution in accordance with Section 3A.6(a) on the next occurring Distribution Date. The balance of such Series 2003-1 Collections (the "REINVESTMENT AMOUNT" shall be distributed by the Servicer to such accounts or such persons as the Company may direct in writing (which directions may consist of standing instructions provided by the Company that shall remain in effect until changed by the Company in writing); PROVIDED that such distribution shall be made only if no Early Amortization Event or Potential Early Amortization Event has occurred and is continuing and only to the extent that, after giving effect to such distribution, the Series 2003-1 Target Receivables Amount would not exceed the Series 2003-1 Allocated Receivables Amount; PROVIDED FURTHER that if the Company or the Servicer, on behalf of the Company, shall have given the Funding Agent irrevocable written notice in accordance with SECTION 2.7, the Servicer may withdraw all or a portion of such amounts on deposit in the Series 2003-1 Collection Subaccount and apply such withdrawn amounts toward the reduction of the Series 2003-1 Invested Amount and the Series 2003-1 Subordinated Interest Amount in accordance with SECTION 2.7.

               (b) On each Business Day during the Series 2003-1 Amortization Period (including Distribution Dates), funds deposited in the Series 2003-1 Collection Subaccount shall be set aside for distribution in accordance with
SECTION 3A.6(b). Except as set forth in SECTION 3A.6(b), no amounts on deposit in the Series 2003-1 Collection Subaccount shall be distributed by the Servicer to the Company or the owner of the Series 2003-1 Subordinated Interest during the Series 2003-1 Amortization Period.

               (c) The allocations to be made pursuant to this Section 3A.3 are subject to the provisions of Sections 2.5, 2.6, 7.2, 9.1 and 9.4 of the Agreement.

          SECTION 3A.4. DETERMINATION OF INTEREST. (a)(i) The amount of interest distributable with respect to the VFC Certificates ("SERIES 2003-1 MONTHLY INTEREST") on each Distribution Date shall be the amount of Daily Interest Expense accrued during the Accrual Period ending on or immediately prior to such Distribution Date as calculated by the Funding Agent.

                    (ii) If a change in the weighted average Adjusted LIBO Rate or the Alternate Base Rate on or after any Settlement Report Date results in a change in Series 2003-1 Monthly Interest for the Accrual Period ending on the Distribution Date immediately succeeding such Settlement Report Date, the Servicer shall amend the Monthly Settlement Statement to reflect the adjustment in the Series 2003-1 Monthly Interest for such Accrual Period caused by such change and any consequent adjustments and the Servicer shall also provide written notification to the Trustee of any such change. Any amendment to the Monthly Settlement Statement pursuant to this SECTION 3A.4(a)(ii) shall be completed by 1:00 p.m. Chicago time on the day preceding the next Distribution Date.

               (b) On each Distribution Date, the Servicer shall determine the excess, if any (the "INTEREST SHORTFALL"), of (i) the Series 2003-1 Monthly Interest for the Accrual Period ending on or immediately prior to such Distribution Date OVER (ii) the amount which will be available to be distributed to the Purchasers on such Distribution Date in respect thereof pursuant to this Supplement. If the Interest Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("ADDITIONAL INTEREST") equal to the product of (A) the number of days until such Interest Shortfall shall be repaid DIVIDED BY 365 (or 366, as the case may be), (B) the Alternate Base Rate PLUS 2.0% and (C) such Interest Shortfall (or the portion thereof which has not been paid to the Purchasers) shall be payable as provided herein with respect to the VFC Certificates on each Distribution Date following such Distribution Date, to but excluding the Distribution Date on which such Interest Shortfall is paid to the VFC Certificateholders.

               (c) On any Business Day, the Company may, subject to Section 3A.4(e), elect to allocate all or any portion of the Unallocated Balance (i) to Commercial Paper commencing on such Business Day by giving the Funding Agent irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by the Funding Agent prior to 1:00 p.m., Chicago time, two Business Days prior to such Business Day or (ii) to one or more Eurodollar Tranches with Eurodollar Periods commencing on such Business Day by giving the Funding Agent irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by the Funding Agent prior to 1:00 p.m., Chicago time, three Business Days prior to such Business Day. Such notice shall specify (i) the applicable Business Day, (ii) the Unallocated Balance that shall be allocable to Commercial Paper, if any and (iii) the Eurodollar Period and the Unallocated Balance for each Eurodollar Tranche to which a portion of the Unallocated Balance is to be allocated, if any. With respect to any Eurodollar Tranche or portion of the Series 2003-1 Invested Amount held by the APA Banks at the Alternate Base Rate, the Funding Agent shall notify each APA Bank of the contents of each such notice promptly upon receipt thereof.

               (d)  [Intentionally Omitted].

               (e)  Notwithstanding anything to the contrary contained in this
Section 3A.4, (i), Initial Purchaser shall approve any portion of the Series 2003-1 Invested Amount allocated (or to be allocated) to Commercial Paper and
(ii) if the APA Banks have a Series 2003-1 Purchaser Invested Amount, (A) the portion of the Series 2003-1 Invested Amount allocable to each Eurodollar Tranche must be in an amount equal to $500,000 or an integral multiple of $500,000 in excess thereof, (B) no more than five Eurodollar Tranches shall be outstanding at any one time, (C) after the occurrence and during the continuance of any Early Amortization Event or Potential Early Amortization Event, the Company may not elect to allocate any portion of the Unallocated Balance to a Eurodollar Tranche and (D) after the end of the Series 2003-1 Revolving Period, the Company may not select any Eurodollar Period that does not end on or prior to the next succeeding Distribution Date and the duration of any such Eurodollar Period shall be subject to the approval of the Funding Agent.

          SECTION 3A.5. DETERMINATION OF SERIES 2003-1 MONTHLY PRINCIPAL. PAYMENTS OF SERIES 2003-1 PRINCIPAL. The amount (the "SERIES 2003-1 MONTHLY PRINCIPAL PAYMENT") distributable from the Series 2003-1 Collection Subaccount on each Distribution Date during the Series 2003-1 Amortization Period, as determined by the Servicer, shall be equal to the amount on deposit in such account on the immediately preceding Settlement Report Date; PROVIDED, HOWEVER, that the Series 2003-1 Monthly Principal Payment on any Distribution Date shall not exceed the Series 2003-1 Invested Amount on such Distribution Date.

          SECTION 3A.6. APPLICATIONS. (a) During the Series 2003-1 Revolving Period the Servicer shall on each Distribution Date apply funds on deposit in the Series 2003-1 Collection Subaccount in the following order of priority to the extent funds are available:

                    (i) to the payment of the Series 2003-1 Periodic Servicing Fee if the Company or one of its Affiliates is not then acting as the Servicer;

                    (ii) to the reimbursement of the Funding Agent's costs of collection and enforcement of this Supplement;

                    (iii) ratably, to the payment of all accrued and unpaid Series 2003-1 Monthly Interest payable on such Distribution Date (the "MONTHLY INTEREST PAYMENT"), PLUS the amount of any Monthly Interest Payment previously due but not distributed to the Purchasers on a prior Distribution Date, PLUS the amount of any Additional Interest for such Distribution Date and any Additional Interest previously due but not distributed to the Purchasers on a prior Distribution Date, PLUS all accrued and unpaid fees under the Fee Letter (including the Commitment Fee and the Utilization Fee);

                    (iv) to the extent applicable, to the ratable reduction of Series 2003-1 Invested Amount held by all Terminating APA Banks;

                    (v) to the extent applicable, to fund any Decrease in accordance with SECTION 2.7;

                    (vi) to the payment of any amounts owing to the Trustee pursuant to Section 8.5 of the Agreement;

                    (vii) to the payment of all other accrued and unpaid Recourse Obligations; and

                    (viii) to the payment of the Series 2003-1 Periodic Servicing Fee if the Company or any Affiliate thereof is then acting as the Servicer.

Any remaining amounts on deposit in the Series 2003-1 Collection Subaccount not allocated pursuant to clauses (i) through (viii) above shall be paid to the owner of the Series 2003-1 Subordinated Interest; PROVIDED, HOWEVER, that during the Series 2003-1 Amortization Period, such remaining amounts shall be distributed in accordance with SECTION 3A.6(b).

               (b) During the Series 2003-1 Amortization Period, the Servicer shall apply, on each Distribution Date (or any other Business Day specified by the Funding Agent), amounts on deposit in the Series 2003-1 Collection Subaccount in the following order of priority:

                    (i) to the payment of the Series 2003-1 Periodic Servicing Fee if the Company or one of its Affiliates is not then acting as the Servicer;

                    (ii) to the reimbursement of the Funding Agent's costs of collection and enforcement of this Supplement;

                    (iii) ratably, to the payment of all accrued and unpaid Monthly Interest Payment payable on such Distribution Date, PLUS the amount of any Monthly Interest Payment previously due but not distributed to the Purchasers on a prior Distribution Date, PLUS the amount of any Additional Interest for such Distribution Date and any Additional Interest previously due but not distributed to the Purchasers on a prior Distribution Date, PLUS all accrued and unpaid fees under the Fee Letter (including the Commitment Fee and the Utilization
     Fee);

                    to the payment of any amounts owing to the Trustee pursuant to SECTION 8.5 of the Agreement;

                    to the payment of all other accrued and unpaid Recourse Obligations (other than the Series 2003-1 Periodic Servicing Fee if the Company or any of its Affiliates is then acting as the Servicer);

                    to the ratable reduction of Series 2003-1 Invested Amount of all Purchasers;

                    to the payment of the Series 2003-1 Periodic Servicing Fee if the Company or any Affiliate thereof is then acting as the Servicer; and

                    following the repayment in full of the Series 2003-1 Invested Amount, the remaining amount on deposit in the Series 2003-1 Collection Subaccount on such Distribution Date, if any, shall be distributed to the owner of the Series 2003-1 Subordinated Interest.

          Section 3A.7 ELIGIBLE INVESTMENTS. All amounts from time to time held in, deposited in or credited to, the Series 2003-1 Collection Subaccount may be invested by the Servicer (as agent for the Funding Agent) in Eligible Investments. All such investments shall at all times be and remain credited to an account, which if applicable, may be a subaccount of the Series 2003-1 Collection Subaccount (the "SERIES 2003-1 SECURITIES ACCOUNT") subject to a securities control agreement in form and substance satisfactory to the Funding Agent. All income or other gain from investment of monies deposited in or credited to the Series 2003-1 Securities Account shall be deposited in or credited to the Series 2003-1 Securities Account immediately upon receipt, and any loss resulting from such investment shall be charged to the Series 2003-1 Securities Account. Funds on deposit in the Series 2003-1 Securities Account shall be invested in Eligible Investments that will mature no later than the Business Day immediately preceding the next Distribution Date. None of the Funding Agent or any Purchaser shall be held liable in any way by reason of any insufficiency in the Series 2003-1 Securities Account resulting from any investment loss on any Eligible Investments.

                                   ARTICLE IV

                            DISTRIBUTIONS AND REPORTS

          Article IV of the Agreement (except for any portion thereof relating to another Series) shall read in its entirety herein as follows and the following shall be exclusively applicable to the VFC Certificates:

          SECTION 4A.1. DISTRIBUTIONS. (a) on each Distribution Date, the Trustee shall distribute to each Purchaser its applicable PRO RATA share (based on each such Purchaser's Series 2003-1 Invested Amount) of the amount to be distributed to the Purchasers pursuant to Article III.

               (b) All allocations and distributions hereunder shall be in accordance with the Monthly Settlement Statement, upon which the Trustee may conclusively rely, and shall be made in accordance with the provisions of
Section 11.4 hereof and subject to Section 3.1(h) of the Agreement.

          SECTION 4A.2. RESERVED.

          SECTION 4A.3. STATEMENTS AND NOTICES. (a) MONTHLY SETTLEMENT STATEMENTS. On each Settlement Report Date, the Servicer shall deliver to the Trustee and the Funding Agent (commencing with the Settlement Report Date occurring on April 17, 2003) a Monthly Settlement Statement in the Form of Exhibit F setting forth, among other things, the Default Ratio, Delinquency Ratio and Dilution Ratio and the components of the calculation thereof, and the Series 2003-1 Monthly Principal Payment, each as calculated for the Accrual Period ending immediately prior to such Settlement Report Date. The Funding Agent shall forward a copy of each Monthly Settlement Statement to any Purchaser upon request by such Purchaser. The Trustee shall have no obligation whatsoever to verify the accuracy of any information contained within the Monthly Settlement Statement, including any calculations contained therein. A copy of any such items may be obtained by any holder of a Certificate upon a written request delivered to the Trustee at the Corporate Trust Office.

          Where the Servicer is required to provide written instructions to the Trustee in respect of the distributions and allocations to be made on a Distribution Date, the delivery by the Servicer to the Trustee of the Monthly Settlement Statement with all such instructions contained therein on the Settlement Report Date shall satisfy the Servicer's obligation to provide written instructions.

               (b) ANNUAL CERTIFICATEHOLDERS' TAX STATEMENT. On or before January 31 of each calendar year (or such earlier date as required by applicable law), beginning with calendar year 2001, the Company on behalf of the Trustee shall furnish, or cause to be furnished, to each Person who at any time during the preceding calendar year was a Purchaser, a statement prepared by the Company containing the aggregate amount distributed to such Person for such calendar year or the applicable portion thereof during which such Person was a Purchaser, together with such other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as the Company deems necessary or desirable to enable the Purchasers to prepare their tax returns. Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall have been prepared by the Servicer and provided to the Trustee or the Funding Agent and to the Purchasers, in each case pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

               (c) EARLY AMORTIZATION EVENT/DISTRIBUTION OF PRINCIPAL NOTICES. Upon the occurrence of an Early Amortization Event with respect to Series 2003-1, the Company or the Servicer, as the case may be, shall give prompt written notice thereof to the Trustee and the Funding Agent. As promptly as reasonably practicable after its receipt of notice of the occurrence of an Early Amortization Event with respect to Series 2003-1, the Trustee shall give notice to the Funding Agent, who in turn shall give notice to each Purchaser. In addition, on the Business Day preceding each day on which a distribution of principal is to be made during the Series 2003-1 Amortization Period, the Servicer shall direct the Funding Agent to send notice to each Purchaser, which notice shall set forth the amount of principal to be distributed on the related date to the Purchasers with respect to the outstanding VFC Certificates.

                                    ARTICLE V

                      ADDITIONAL EARLY AMORTIZATION EVENTS

          SECTION 5.1 ADDITIONAL EARLY AMORTIZATION EVENTS. If any one of the events specified in SECTION 7.1 of the Agreement (after the expiration of any grace periods or consents applicable thereto) or any one of the following events (each, an "EARLY AMORTIZATION EVENT") shall occur during the Series 2003-1 Revolving Period with respect to the Series 2003-1 Interests:

               (a) (i) failure on the part of the Servicer to make or direct any payment or deposit under any Pooling and Servicing Agreement required to be made or directed by it or failure by the Company to make any payment or deposit required to be made by it under any Pooling and Servicing Agreement which failure continues, in either case, for two Business Days after the date such payment, deposit or amount is required to be made or directed;

               (b) (i) failure on the part of the Company to duly observe or perform any of the covenants or agreements of the Company set forth in SECTION
2.7 AND 2.8 of the Agreement or (ii) failure on the part of the Company or the Support Provider duly to observe or perform any (other than as described in any other paragraph of this SECTION 5.1) other covenants or agreements of the Company or the Support Provider (as applicable) set forth in any Pooling and Servicing Agreement, which failure continues unremedied until 10 Business Days after the earlier of the date on which a Responsible Officer of the Company or the Support Provider has knowledge thereof and the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company or the Support Provider (as applicable) by the Trustee, or to the Company or the Support Provider (as applicable) and the Trustee by the Funding Agent or Purchasers representing 25% or more of the Series 2003-1 Invested Amount;

               (c) any representation or warranty made or deemed made by the Company or the Support Provider in any Pooling and Servicing Agreement to or for the benefit of the Purchasers (i) proves to have been incorrect in any material respect when made or when deemed made and (ii) continues to be materially incorrect until 10 Business Days after the earlier of the date on which a Responsible Officer of the Company or the Servicer has knowledge thereof and the date on which notice of such failure, requiring the same to be remedied, has been given to the Company or the Support Provider (as applicable) by the Trustee, or to the Company or the Support Provider (as applicable) and the Trustee by the Funding Agent or Purchasers representing 25% or more of the Series 2003-1 Invested Amount;

               (d) a Servicer Default with respect to the Servicer shall have occurred and be continuing or the Servicer shall have resigned;

               (e) a Purchase Termination Event (as defined in any Receivables Sale Agreement) shall have occurred and be continuing under such Receivables Sale Agreement or any Seller shall for any reason cease to transfer (other than in accordance with the terms of the applicable Receivables Sale Agreement), or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables pursuant to the applicable Receivables Sale Agreement;

               (f) a USSC Change in Control shall have occurred, or any Seller or the Servicer shall cease to be a directly or indirectly wholly-owned, Subsidiary of USSC;

               (g) USFS, USSC or any one of USSC's wholly-owned direct or indirect subsidiaries shall cease to own 100% of the ordinary shares of the Company, free and clear of any Lien, other than any Lien in favor of the administrative agent under the Credit Agreement; PROVIDED, that 30% of the voting rights with respect to such shares shall be held by the independent director as nominee.

               (h) any of the Agreement, the Servicing Agreement, this Supplement or the Receivables Sale Agreements or any material provision of any of the foregoing shall cease, for any reason, to be in full force and effect, or to be the legally valid, binding and enforceable obligation of the Company, the Servicer, the Support Provider or any Seller or the Company, any Seller, the Support Provider or the Servicer or any Affiliate of any thereof shall so assert in writing;

               (i) the Trust shall for any reason cease to have a valid and perfected first priority undivided ownership or security interest in the Trust Assets (subject to no other Liens), or any of USSC, USFS, the Company or any Affiliate of any one thereof shall so assert in writing;

               (j) (i) there shall have been filed against the Company or the Trust a notice of federal tax Lien from the Internal Revenue Service and 40 days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged; (ii) any formal step is taken to terminate any Plan, other than a standard termination under Section 4041(b) of ERISA, or a contribution failure has occurred with respect to any Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) there shall have been filed against USSC, USFS, the Company, any Seller or the Trust a notice of any other Lien the existence of which could reasonably be expected to have a Material Adverse Effect on the business, operations or financial condition of such Person, and 40 days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged;

               (k) an event of default under the Credit Agreement shall have occurred and the lender parties thereto shall have caused the indebtedness thereunder to come due prior to its stated maturity;

               (l) (i) default by the Company in the payment of an Indebtedness when due or the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Company shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or (ii) default by USSC or USFS in the payment of an Indebtedness equal to or in excess of $25,000,000 or the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed and the lender parties thereto shall have caused such Indebtedness to come due prior to its stated maturity;

               (m) any action, suit, investigation or proceeding at law or in equity (including, without limitation, injunctions, writs or restraining orders) shall be brought or commenced or filed by or before any arbitrator, court or Governmental Authority against the Company or any of its properties, revenues or rights which could reasonably be expected to have a Material Adverse Effect;

               (n) (i) one or more judgments for the payment of money shall be rendered against the Company;

               (o) as at the end of any Accrual Period, the average Delinquency Ratio for the three preceding Accrual Periods (including such Accrual Period then ended) shall exceed (i) 4.8% for any Accrual Period ending on or prior to August 31, 2003 and (ii) thereafter, the greater of (x)125% of the highest three-month rolling average Delinquency Ratio for the period from September 1, 2002 through August 31, 2003 and (y) 150% of the average of the three-month rolling average Delinquency Ratio for the period from September 1, 2002 through August 31, 2003;

               (p) as at the end of any Accrual Period, the average Default Ratio for the three preceding Accrual Periods (including such Accrual Period then ended) shall exceed 1.10%;

               (q) as at the end of any Accrual Period, the average Dilution Ratio for the three preceding Accrual Periods (including such Accrual Period then ended) shall exceed 8.75%;

               (r) as at the end of any fiscal quarter of USSC or USI, the Leverage Ratio shall exceed 3.0 to 1.0;

               (s) as of any day, Consolidated Net Worth shall be less than (i) $450,000,000 minus (ii) amounts permitted to be expended by USI in connection with repurchases or redemptions of its capital stock under Section 6.10 of the Credit Agreement, plus (iii) 50% of Consolidated Net Income (if positive) earned in each fiscal quarter beginning with the fiscal quarter ending June 30, 2003, plus (iv) 50% of the Net Cash Proceeds resulting from issuances of the capital stock of USI or any Subsidiary of USI;

               (t) as of the end of any fiscal quarter of USSC or USI, the Fixed Charge Coverage Ratio shall be less than (i) 1.20 to 1.00 as of March 31, 2003, June 30, 2003 and September 30, 2003 and (ii) 1.25 to 1.00 as of the end of each fiscal quarter thereafter;

               (u) the Series 2003-1 Allocated Receivables Amount shall be less than the Series 2003-1 Target Receivables Amount for more than two consecutive Business Days; or

               (v) any Bankruptcy Event shall occur with respect to the Support Provider, and in the case of any such event arising from the commencement of an involuntary proceeding, case or action, such event remains undismissed, undischarged or unbonded for a period of 30 days;

then, in the case of (x) any event described in Section 7.1(a) of the Agreement,
Section 6.1(g) of any Receivables Sale Agreement or Section 6.1(e) of the Servicing Agreement, after the applicable grace period (if any) set forth in such Section, automatically without any notice or action on the part of the Trustee or Purchasers, an early amortization period shall immediately commence or (y) any other event described above or in Section 7.1 of the Agreement, after the expiration of the applicable grace period (if any) set forth in such paragraphs, the Funding Agent may, and at the written direction of the Required APA Banks shall, by written notice then given to the Company and the Servicer, declare that an early amortization period has commenced as of the date of such notice with respect to Series 2003-1 (any such period under clause (x) or (y) above, an "EARLY AMORTIZATION PERIOD").

                                   ARTICLE VI

                                  SERVICING FEE

          SECTION 6.1 SERVICING COMPENSATION. A periodic servicing fee (the "SERIES 2003-1 PERIODIC SERVICING FEE") shall be payable to the Servicer on

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

each Distribution Date for the preceding Accrual Period in an amount equal to the product of (a) the Servicing Fee and (b) a fraction the numerator of which is the daily average Series 2003-1 Invested Amount for such Accrual Period and the denominator of which is the daily average Aggregate Invested Amounts.

                                   ARTICLE VII

                             CHANGE IN CIRCUMSTANCES

          SECTION 7.1 ILLEGALITY. Notwithstanding any other provision herein, if any APA Bank shall notify the Funding Agent, the Trustee and the Company in writing that making or maintaining its portion of the VFC Certificateholders' Interest in any Eurodollar Tranche would violate any applicable law, rule, regulation, or directive of any Governmental Authority as a result of a Change in Law, then the portion of each Eurodollar Tranche applicable to such APA Bank shall thereafter be calculated by reference to the Alternate Base Rate. If any such change in the method of calculating interest occurs on a day which is not the last day of the Eurodollar Period with respect to any Eurodollar Tranche, the Company shall pay to the Funding Agent for the account of such APA Bank the amounts, if any, as may be required pursuant to SECTION 7.4.

          SECTION 7.2    INCREASED COSTS.

               (a) If any Change in Law (except with respect to Taxes which shall be governed by Section 7.3) shall:

                    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any APA Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                    impose on any Purchaser or the London interbank market any other condition in respect of its interest in the VFC Certificates or under the Transaction Documents;

and the result of any of the foregoing shall be to increase the cost to such Purchaser of making, converting into, continuing or maintaining its portion of the VFC Certificateholders' Interest (or maintaining its obligation to do so) or to reduce any amount received or receivable by such Purchaser hereunder (whether principal, interest or otherwise) or to require any payment calculated by reference to the amount of interests or loans held or interest received by such Purchaser, then upon demand by the Funding Agent the Company will pay to such Purchaser such additional amount or amounts as will compensate such Purchaser for such additional costs incurred or reduction suffered. For the avoidance of doubt, if the FASB Interpretation No. 46, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of Initial Purchaser, the Trust or the Company with the assets and liabilities of the Funding Agent or any APA Bank, such event shall constitute a circumstance on which a Purchaser may base a claim for reimbursement under this SECTION 7.2.

               (b) If any APA Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such APA Bank's capital or the capital of any corporation controlling such APA Bank as a consequence of its obligations hereunder to a level below that which such APA Bank or such corporation could have achieved but for such Change in Law (taking into consideration such APA Bank's or such corporation's policies with respect to capital adequacy), then upon demand by the Funding Agent, the Company shall pay to such APA Bank such additional amount or amounts as will compensate such APA Bank for any such reduction suffered.

               (c) A certificate of an APA Bank prepared in good faith and in a manner generally consistent with such APA Bank's customary practice (if any) and setting forth in reasonable detail the amount or amounts necessary to compensate such APA Bank as specified in Sections (a) and (b) of this SECTION 7.2 shall be delivered to the Company (with a copy to the Funding Agent) and shall be conclusive absent manifest error. The agreements in this Section shall survive the termination of this Supplement and the Agreement and the payment of all amounts payable hereunder and thereunder.

               (d) Failure or delay on the part of any APA Bank to demand compensation pursuant to this Section 7.2 shall not constitute a waiver of such APA Bank's right to demand such compensation; PROVIDED that the Company shall not be required to compensate an APA Bank pursuant to this Section 7.2 for any increased costs or reductions incurred more than 270 days prior to the date that such APA Bank notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such APA Bank's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 7.3 TAXES. (a) Any and all payments with respect to the Purchaser's interests in the VFC Certificates or by or on account of any obligation of the Company hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Company shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 7.3) the Funding Agent or such APA Bank receives an amount equal to the sum that it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

               (b) In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (c) Subject to paragraph (e) of this Section 7.3, the Company shall indemnify the Funding Agent and each APA Bank within the later of 10 days after written demand therefor and the Distribution Date next following such demand for the full amount of any Indemnified Taxes or Other Taxes paid by the Funding Agent or such APA Bank on or with respect to any payment in respect of the Purchaser's interests in the VFC Certificates or by or on account of any obligation of the Company hereunder or under any other Transaction Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 7.3) and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by the Funding Agent or an APA Bank shall be conclusive absent manifest error. The agreements in this Section shall survive the termination of this Supplement and the Agreement and the payment of all amounts payable hereunder and thereunder.

               (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Funding Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Funding Agent.

               (e) The Funding Agent and each APA Bank shall (but with respect to any Indemnified Tax or Other Tax arising from a Change in Law, only to the extent the Funding Agent or such APA Bank is legally able to do so) deliver to the Company (with a copy to the Funding Agent) such properly completed and executed documentation prescribed by applicable law and reasonably requested by the Company on the later of (i) 30 Business Days after such request is made and the applicable forms are provided to such APA Bank or (ii) 30 Business Days before prescribed by applicable law as will permit such payments to be made without withholding or with an exemption from or reduction of Indemnified Taxes or Other Taxes. Failure to timely provide such documentation to the Company shall relieve the Company of any indemnification responsibility under this
SECTION 7.3 to such APA Bank or the Funding Agent (as applicable), but only to the extent having provided such documentation would have mitigated such Indemnified Tax or Other Tax.

               (f) If the Funding Agent or an APA Bank (or a Transferee) receives a refund solely in respect of Indemnified Taxes or Other Taxes, it shall pay over such refund to the Company to the extent that such Funding Agent or APA Bank (or Transferee) has already received indemnity payments or additional amounts pursuant to this Section 7.3 with respect to such Indemnified Taxes or Other Taxes giving rise to the refund, net of all out-of-pocket expenses and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, HOWEVER, that the Company shall, upon request of the Funding Agent or such APA Bank (or Transferee), repay such refund (plus interest or other charges imposed by the relevant Governmental Authority) to the Funding Agent or such APA Bank (or Transferee) if the Funding Agent or such APA Bank (or Transferee) is required to repay such refund to such Governmental Authority. Nothing contained herein shall require the Funding Agent or an APA Bank (or Transferee) to make its tax returns (or any other information relating to its taxes which it deems confidential) available to the Company or any other Person.

          SECTION 7.4 BREAK FUNDING PAYMENTS. The Company agrees to indemnify each APA Bank and to hold each APA Bank harmless from any loss or expense which such APA Bank may sustain or incur as a consequence of (a) default by the Company in making a borrowing of, conversion into or continuation of a Eurodollar Tranche after the Company has given irrevocable notice requesting the same in accordance with the provisions of this Supplement, or (b) default by the Company in making any prepayment in connection with a Decrease after the Company has given irrevocable notice thereof in accordance with the provisions of
SECTION 2.7, or (c) the making of a prepayment of a Eurodollar Tranche prior to the termination of the Eurodollar Period for such Eurodollar Tranche. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount not so borrowed, converted or continued (or, in the case of clause (b), the amount not prepaid) or the amount so prepaid, for the period from the date of such failure to borrow, convert, continue or decrease or such prepayment to the last day of the Eurodollar Period (or in the case of a failure to borrow, convert or continue, the Eurodollar Period that would have commenced on the date of such prepayment or of such failure) in each case at the Adjusted LIBO Rate for such Eurodollar Tranche provided for herein over (ii) the amount of interest (as reasonably determined by such APA Bank) which would have accrued to such APA Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Supplement and the Agreement and the payment of all amounts payable hereunder and thereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence, showing in reasonable detail the calculation thereof, submitted by any APA Bank to the Company shall be conclusive absent manifest error.

          Notwithstanding anything in this Supplement to the contrary, the Company agrees to indemnify Initial Purchaser and to hold Initial Purchaser harmless from any loss or expense which Initial Purchaser may sustain or incur as a consequence of (a) default by the Company in making a borrowing or conversion to be funded by Commercial Paper after the Company has given irrevocable notice requesting the same in accordance with the provisions of this Supplement, (b) the prepayment without satisfaction of the notice requirements set forth in SECTION 2.7, whether in connection with a Decrease or otherwise, of any portion of the Series 2003-1 Invested Amount held by Initial Purchaser or
(c) assignment by Initial Purchaser of its interest in the VFC Certificates pursuant to SECTION 2.6.

          SECTION 7.5 ALTERNATIVE RATE OF INTEREST. If any APA Bank determines (which determination shall be conclusive absent manifest error) that:

               (a) deposits of a type and maturity appropriate to match fund its Pro Rata Share of any Eurodollar Tranche at the Adjusted LIBO Rate are not available or adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Eurodollar Period, or

               (b) the Adjusted LIBO Rate for such Eurodollar Period will not adequately and fairly reflect the cost to such APA Bank of making or maintaining the Eurodollar Tranches during such Eurodollar Period, then the Funding Agent shall forthwith give telecopy or telephonic notice thereof to

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

the Company, the Trustee and the Purchasers, whereupon until the Funding Agent notifies the Company and the Trustee that the circumstances giving rise to such notice no longer exist, the Available Pricing Amount shall not be allocated to any Eurodollar Tranche and the portion of each Eurodollar Tranche applicable to such APA Bank shall thereafter be calculated by reference to the Alternate Base Rate.

          SECTION 7.6 MITIGATION OBLIGATIONS. (a) If any APA Bank requests compensation under Section 7.2, or if the Company is required to pay any additional amount to any APA Bank or any Governmental Authority for the account of any APA Bank pursuant to Section 7.3, then such APA Bank shall use reasonable efforts to designate a different lending office for funding or booking its obligations under this Supplement and the Agreement or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such APA Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 7.2 or 7.3, as the case may be, in the future and (ii) would not subject such APA Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such APA Bank. The Company hereby agrees to pay all reasonable costs and expenses incurred by any APA Bank in connection with any such designation or assignment.

               (b) If any APA Bank requests compensation under Section 7.2, or if the Company is required to pay any additional amount to any APA Bank or any Governmental Authority for the account of any APA Bank pursuant to Section 7.3, or if any APA Bank defaults in its obligations under SECTION 2.3, then the Company may, at its sole expense and effort, upon notice to such APA Bank and the Funding Agent require such APA Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in SECTION 11.11), all its interests, rights and obligations under this Supplement to an assignee that shall assume such obligations (which assignee may be another APA Bank, if an APA Bank accepts such assignment); PROVIDED that (i) the Company shall have received the prior written consent of the Funding Agent, which consent shall not unreasonably be withheld, (ii) such APA Bank shall have received payment of an amount equal to its Series 2003-1 Purchaser Invested Amount, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such Series 2003-1 Purchaser Invested Amount and accrued interest and fees) or the Company (in the case of all other amounts) and
(iii) in the case of any such assignment resulting from a claim for compensation under Section 7.2 or payments required to be made pursuant to Section 7.3, such assignment will result in a reduction in such compensation or payments. An APA Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such APA Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                                  ARTICLE VIII

                    REPRESENTATIONS AND WARRANTIES, COVENANTS

          SECTION 8.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SERVICER. The Company and the Servicer each hereby represents and warrants to the Trustee, the Funding Agent and each of the Purchasers that each and every of their respective representations and warranties contained in the Agreement is true and correct in all material respects as of the Effective Date and as of the date of each Increase (except to the extent that any such representation or warranty is expressly made as of another date).

          SECTION 8.2 COVENANTS OF THE COMPANY AND THE SERVICER. The Company and the Servicer hereby agree, in addition to their obligations under the Agreement and the Servicing Agreement, that:

               (a) they shall observe in all material respects each and every of their respective covenants (both affirmative and negative) contained in the Agreement, the Servicing Agreement, this Supplement and all other Transaction Documents to which each is a party; and

               (b) they shall afford the Trustee, Funding Agent or any representatives of the Trustee or the Funding Agent access to all records relating to the Receivables at any reasonable time during regular business hours, upon reasonable prior notice (and without prior notice if an Early Amortization Event has occurred), for purposes of inspection and shall permit the Trustee, Funding Agent or any representative of the Trustee or the Funding Agent to visit any of the Company's or the Servicer's, as the case may be, offices or properties during regular business hours and as often as may reasonably be desired to discuss the business, operations, properties, financial and other conditions of the Company or the Servicer with their respective officers and employees and with their independent certified public accountants; PROVIDED that the Funding Agent shall provide the Company or the Servicer, as the case may be, with reasonable notice prior to any such contact and shall give the Company or the Servicer the reasonable opportunity to participate in such discussions.

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

          SECTION 8.3 COVENANTS OF THE SERVICER. The Servicer hereby agrees that:

               (a) it shall observe each and all of its respective covenants (both affirmative and negative) contained in the Pooling and Servicing Agreements in all material respects;

               (b) it shall provide to the Funding Agent, simultaneously with delivery to the Trustee, all reports, notices, certificates, statements and other documents required to be delivered to the Trustee pursuant to the Agreement, the Servicing Agreement and the other Transaction Documents and furnish to the Funding Agent promptly after receipt thereof a copy of each material notice, material demand or other material communication (excluding routine communications) received by or on behalf of the Company or the Servicer with respect to the Transaction Documents;

               (c) it shall provide notice to the Funding Agent of the appointment of a Successor Servicer pursuant to Section 6.2 of the Servicing Agreement; and

               (d) it shall operate in good faith to allow the Trustee to use the Servicer's available facilities, equipment, leasehold agreements, data systems, records, files and expertise upon the Servicer's termination or default.

          SECTION 8.4 OBLIGATIONS UNAFFECTED. The obligations of the Company and the Servicer to the Funding Agent and the Purchasers under this Supplement shall not be affected by reason of any invalidity, illegality or irregularity of any of the Receivables or any sale of any of the Receivables.

                                   ARTICLE IX

                              CONDITIONS PRECEDENT

          SECTION 9.1 CONDITIONS PRECEDENT TO EFFECTIVENESS OF SUPPLEMENT. This Supplement shall become effective as of the date hereof (the "EFFECTIVE DATE"), subject to the satisfaction of the following conditions precedent:

               (a) DOCUMENTS. The Funding Agent shall have received, with a copy for Initial Purchaser, true and complete copies of (i) this Supplement, executed by a duly authorized officer of each of the Company, the Servicer, the Trustee, the Funding Agent, Initial Purchaser and the APA Banks, (ii) each of the

Agreement, the Servicing Agreement and each of the Receivables Sale Agreements, duly executed by each of the parties thereto, (iii) all documents required to be delivered in connection with the foregoing, (iv) a VFC Certificate Series 2003-1 in the original principal amount of $150,000,000 issued in favor of Initial Purchaser and duly executed and delivered by the Company and duly authenticated by the Trustee, (v) evidence satisfactory to the Funding Agent of the payment in full of any amounts owed to JPMorgan Chase Bank under its Series 1998-1 Investor Certificates and the termination of its interests in the Trust, (vi) evidence satisfactory to the Funding Agent of the resignation of JPMorgan Chase Bank, as trustee under the Agreement, the appointment of Bank One as Successor Trustee and the assignment by JPMorgan Chase Bank to Bank One, as Successor Trustee of the security interests created under the Pooling Agreement and (vii) evidence satisfactory the Funding Agent of the designation of this Series as a Companion Series in compliance with Section 5.10 of Pooling Agreement.

               (b) ORGANIZATIONAL DOCUMENTS, ORGANIZATIONAL PROCEEDINGS. The Funding Agent shall have received from the Company, each Seller and the Servicer, with a copy for Initial Purchaser, true and complete copies of:

                    the articles of association, articles of incorporation or other formation documents, including all amendments thereto, of such Person, certified as of a recent date by the Secretary of State or other appropriate authority of the state of formation or incorporation, as the case may be, and a certificate of compliance, of status or of good standing, as and to the extent applicable, of each such Person as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction;

                    a certificate of the Secretary or an Assistant Secretary of each such Person, dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the bylaws and articles of incorporation or articles of association (or equivalent organization documents) of each such Person, as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Funding Agent, of the Board of Directors of each such Person or committees thereof (and corresponding resolutions of authority for any such committee) authorizing the execution, delivery and performance of the Series 2003-1 Transaction Documents to which it is a party and the transactions contemplated thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect,
     (C) that the articles of association, articles of incorporation or other formation documents of each such Person have not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Series 2003-1 Transaction Documents or any other document delivered in connection herewith or therewith on behalf of each such Person; and

                    a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

               (c) GOOD STANDING CERTIFICATES. The Funding Agent shall have received copies of certificates of compliance, of status or of good standing, dated as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction, with respect to the Company, the Servicer and each Seller, in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation or limited liability company, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

               (d) CONSENTS, LICENSES, APPROVALS, ETC. The Funding Agent shall have received, with a copy for Initial Purchaser, certificates dated the date hereof of a Responsible Officer of the Company, the Servicer and each Seller either (i) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance by the Company, the Servicer or any Seller, as the case may be, of the Series 2003-1 Transaction Documents to which it is a party, and the validity and enforceability of the Series 2003-1 Transaction Documents to which it is a party against such Person, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses or approvals are so required.

               (e) NO LITIGATION. The Funding Agent shall have received confirmation that there is no pending or, to their knowledge after due inquiry, threatened action or proceeding affecting USSC, USFS or any of their respective Subsidiaries before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

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

               (f) LIEN SEARCHES. The Funding Agent shall have received a written search report listing all effective financing statements that name any Seller, USFS or the Company as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to paragraph (h) below and in any other jurisdictions that the Funding Agent determines are reasonably necessary or appropriate, together with copies of such financing statements (none of which, except for those described in paragraph (h) below shall cover any Receivables), and tax and judgment lien searches showing no such liens that are not permitted by the Transaction Documents.

               (g) UCC CERTIFICATE. The Funding Agent shall have received from each Seller, USFS and the Company a UCC Certificate, completed in a manner satisfactory to the Funding Agent, duly executed by a Responsible Officer of such Seller, USFS or the Company, as the case may be, and dated the Effective Date.

               (h) FILINGS, REGISTRATIONS AND RECORDINGS. Any documents (including, without limitation, financing statements) required to be filed in order (i) to perfect the sale of the Receivables by USSC to USFS and by USFS to the Company pursuant to the applicable Receivables Sale Agreement and (ii) to create, in favor of the Trustee, a perfected ownership/security interest in the Trust Assets under the Agreement with respect to which an ownership/security interest may be perfected by a filing under the UCC or other comparable statute, shall, in each case, have been properly prepared and authorized for immediate filing in each office in each jurisdiction listed in the Agreement or the applicable Receivables Sale Agreement, as the case may be, and such filings are the only filings required in order to perfect the sale of the Receivables to USFS or the Company, as the case may be, under the applicable Receivables Sale Agreement, or to the Trust, under the Agreement, as the case may be, in the jurisdictions listed therein. The Funding Agent shall have received evidence reasonably satisfactory to it of each such filing, registration or recordation and reasonably satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

               (i) LEGAL OPINIONS. The Funding Agent shall have received, with a counterpart for Initial Purchaser and the Trustee, opinions of counsel to the Company, the Sellers and the Servicer, dated the Effective Date, as to corporate, federal tax (tax status of the VFC Certificates as debt), validity and perfection of security and/or ownership interests, true sale, substantive consolidation and other matters in form and substance reasonably acceptable to the Funding Agent and their counsel. On the Effective Date, the Funding Agent shall have received copies of, and reliance letters upon, all other opinions of counsel to the Company, the

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Sellers and the Servicer delivered to the certificateholders of any other Series of the Trust issued on the Effective Date.

               (j) FEES. The Funding Agent shall have received payment of all fees and other amounts due and payable to it, Initial Purchaser or the APA Banks on or before the Effective Date, including without limitation, the legal fees and expense of Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to the Funding Agent accrued to date to the extent then invoiced.

               (k) MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred with respect to the business, operations, or condition (financial or otherwise) of USSC and its Subsidiaries taken as a whole since September 30, 2002, except as set forth in the Current Report of United Stationers, Inc. on Form 8-K and filed on January 31, 2003 with the SEC or as otherwise disclosed to the Funding Agent in writing prior to the Effective Date.

               (l) LOCKBOX AGREEMENTS. The Funding Agent shall have received Lockbox Agreements for each of the Lockbox Accounts identified on Schedule 2 in form and substance reasonably satisfactory to the Funding Agent, duly executed by the respective parties thereto.

               (m) FEE LETTER. The Funding Agent shall have received the Fee Letter, duly executed by the parties thereto.

               (n) MONTHLY SETTLEMENT REPORT. The Funding Agent shall have received a Monthly Settlement Report as of February 28, 2003.

                                    ARTICLE X

                                THE FUNDING AGENT

          SECTION 10.1 APPOINTMENT. Each Purchaser and APA Bank hereby irrevocably designates and appoints the Funding Agent as the agent of such Purchaser and APA Bank, respectively, under this Supplement and each such Purchaser and APA Bank irrevocably authorizes the Funding Agent, in such capacity, to take such action on its behalf under the provisions of this Supplement and to exercise such powers and perform such duties as are expressly delegated to the Funding Agent by the terms of this Supplement, together with such other powers as are reasonably incidental thereto. In its capacity as agent of each Purchaser and APA Bank, the Funding Agent shall act with the same due care as it does with

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respect to its own investments. Subject to the foregoing sentence or any provision to the contrary elsewhere in this Supplement, the Funding Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any Purchaser or APA Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Supplement or otherwise exist against the Funding Agent.

          SECTION 10.2 DELEGATION OF DUTIES. The Funding Agent may execute any of its duties under this Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel (who may be counsel for the Company or the Servicer), independent public accountants and other experts selected by it concerning all matters pertaining to such duties. The Funding Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          SECTION 10.3 EXCULPATORY PROVISIONS. Neither the Funding Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Agreement or this Supplement (x) with the consent or at the request of the Majority Purchasers or
(y) in the absence of its own gross negligence or willful misconduct or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Supplement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Funding Agent under or in connection with, this Supplement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Supplement or any other Transaction Document or for any failure of the Company or the Servicer to perform its obligations hereunder or thereunder. The Funding Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Supplement or any other Transaction Document, or to inspect the properties, books or records of the Company or the Servicer.

          SECTION 10.4 RELIANCE BY FUNDING AGENT. The Funding Agent shall be entitled to rely, and shall be fully protected in relying, upon any Certificate, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or the Servicer), independent accountants and

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other experts selected by the Funding Agent and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Funding Agent may deem and treat the payee of any Certificate as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Funding Agent. The Funding Agent shall be fully justified in failing or refusing to take any action under this Supplement or any other Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchasers as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Supplement and the other Transaction Documents in accordance with a request of the Majority Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

          SECTION 10.5 NOTICE OF SERVICER DEFAULT OR EARLY AMORTIZATION EVENT OR POTENTIAL EARLY AMORTIZATION EVENT. The Funding Agent shall not be deemed to have knowledge or notice of the occurrence of any Servicer Default with respect to the Servicer or any Early Amortization Event or Potential Early Amortization Event hereunder unless the Funding Agent has received notice from a Purchaser, the Company or the Servicer referring to the Agreement or this Supplement, describing such Servicer Default or Early Amortization Event or Potential Early Amortization Event and stating that such notice is a "notice of a Servicer Default with respect to the Servicer" or a "notice of an Early Amortization Event or Potential Early Amortization Event", as the case may be. In the event that the Funding Agent receives such a notice, the Funding Agent shall give notice thereof to the Purchasers, the Trustee, the Company and the Servicer. The Funding Agent shall take such action with respect to such Servicer Default or Early Amortization Event or Potential Early Amortization Event as shall be reasonably directed by the Majority Purchasers, PROVIDED that unless and until the Funding Agent shall have received such directions, the Funding Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Servicer Default or Early Amortization Event or Potential Early Amortization Event as it shall deem advisable in the best interests of the Purchasers.

          SECTION 10.6 NON-RELIANCE ON THE FUNDING AGENT AND OTHER PURCHASERS. Each Purchaser expressly acknowledges that neither the Funding Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Funding Agent hereinafter taken, including any review of the affairs of the Company or the Servicer,

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shall be deemed to constitute any representation or warranty by the Funding
Agent to any Purchaser. Each Purchaser represents to the Funding Agent that it has, independently and without reliance upon the Funding Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company or the Servicer and made its own decision to enter into this Supplement. Each Purchaser also represents that it will, independently and without reliance upon the Funding Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Supplement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and the Servicer. Except for notices, reports and other documents expressly required to be furnished to the Purchasers by the Funding Agent hereunder, the Funding Agent shall have no duty or responsibility to provide any Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company or the Servicer which may come into the possession of the Funding Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          SECTION 10.7 INDEMNIFICATION. The Purchasers agree to indemnify the Funding Agent in its capacity as such (to the extent not reimbursed by the Company and the Servicer and without limiting the obligation of the Company and the Servicer to do so), ratably according to their respective Series 2003-1 Purchaser Invested Amounts on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Funding Agent in any way relating to or arising out of the Commitments, this Supplement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Funding Agent under or in connection with any of the foregoing; PROVIDED that no Purchaser shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Funding Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of all amounts payable hereunder.

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          SECTION 10.8   THE FUNDING AGENT IN ITS INDIVIDUAL CAPACITY. The
Funding Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company, the Servicer or any of their Affiliates as though the Funding Agent were not the Funding Agent hereunder. With respect to any VFC Certificate held by the Funding Agent, the Funding Agent shall have the same rights and powers under this Supplement and the other Transaction Documents as any Purchaser and may exercise the same as though it were not the Funding Agent, and the terms "APA Bank" and "Purchaser" shall include the Funding Agent in its individual capacity.

          SECTION 10.9 SUCCESSOR FUNDING AGENT. The Funding Agent may resign as Funding Agent upon 10 days' written notice to the Purchasers (with a copy to the Company). If the Funding Agent shall resign as Funding Agent under this Supplement, then the Majority Purchasers shall appoint from among the Purchasers a successor administrative agent for the Purchasers, which successor administrative agent shall be approved by the Company and the Servicer (which approval shall not be unreasonably withheld), whereupon such successor administrative agent shall succeed to the rights, powers and duties of the Funding Agent, and the term "Funding Agent" shall mean such successor administrative agent effective upon such appointment and approval, and the former Funding Agent's rights, powers and duties as Funding Agent shall be terminated, without any other or further act or deed on the part of such former Funding Agent or any of the parties to this Supplement. If no successor administrative agent has accepted appointment as "Funding Agent" by the date that is 10 days following a retiring Funding Agent's notice of resignation, the retiring Funding Agent's resignation shall nevertheless thereupon become effective and the Purchasers shall perform all of the duties of the Funding Agent hereunder until such time, if any, as the Majority Purchasers appoint a successor agent as provided for above. After any retiring Funding Agent's resignation as Funding Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Funding Agent under this Supplement.

                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.1 RATIFICATION OF AGREEMENT. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

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          SECTION 11.2   GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 11.3 FURTHER ASSURANCES. Each of the Company, the Servicer and the Trustee agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Funding Agent or the Majority Purchasers more fully to effect the purposes of this Supplement and the sale of the VFC Certificates hereunder, including, without limitation, in the case of the Company and the Servicer, the execution of any financing or registration statements or similar documents or notices or continuation statements relating to the Receivables and the other Trust Assets for filing or registration under the provisions of the UCC or similar legislation of any applicable jurisdiction.

          SECTION 11.4 PAYMENTS. To the extent proper payment instructions are provided, each payment to be made hereunder shall be made on the required payment date in lawful money of the United States and in immediately available funds, if to the Purchasers, at the office of the Funding Agent set forth in
SECTION 11.9 no later than 11:00 a.m. Chicago time on the day when due, and if not received before 11:00 a.m. Chicago time shall be deemed to be received on the next succeeding Business Day. Except as provided in SECTION 2.6(e), on each Distribution Date, the Funding Agent shall remit in like funds to each Purchaser its applicable PRO RATA share (based on each such Purchaser's Series 2003-1 Purchaser Invested Amount) of each such payment received by the Funding Agent for the account of the Purchasers.

          SECTION 11.5 COSTS AND EXPENSES. The Company agrees to reimburse the Funding Agent, the Purchasers and Banc One Capital Markets for (i) all reasonable out-of-pocket costs and expenses (including without limitation, and to the extent reasonable, legal fees, due diligence and audit fees) incurred in the negotiation, arrangement, and administration of this Supplement, the Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and (ii) all out-of-pocket costs and expenses (including , without limitation, legal fees) incurred in the enforcement of this Supplement, the Agreement and the other Transaction Documents. Legal fees and expenses included under this provision may include fees and expenses of internal counsel of the applicable party, provided that such fees and expenses are not for services that are duplicative of the services of any third-party attorneys retained by such applicable party.

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          SECTION 11.6   NO WAIVER, CUMULATIVE REMEDIES. No failure to exercise
and no delay in exercising, on the part of the Trustee, the Funding Agent or any Purchaser, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          SECTION 11.7 AMENDMENTS. (a) Subject to Section (c) of this SECTION 11.7, this Supplement may be amended in writing from time to time by the Servicer, the Company and the Trustee, with the consent of the Funding Agent but without the consent of any holder of any outstanding VFC Certificate, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions to or change in any manner or eliminate any of the provisions with respect to matters or questions raised under this Supplement which shall not be inconsistent with the provisions of any Pooling and Servicing Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Officer's Certificate or, to the extent in the reasonable view of the Company, a question of law exists, an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of the VFC Certificateholders, including without limitation the tax status of the VFC Certificates or of the Trust, or the APA Banks. The Trustee may, but shall not be obligated to, enter into any such amendment pursuant to this paragraph or paragraph (b) below which affects the Trustee's rights, duties or immunities under any Pooling and Servicing Agreement or otherwise.

               (b) Subject to Section (c) of this SECTION 11.7, this Supplement may also be amended in writing from time to time by the Servicer, the Company and the Trustee with the consent of the Majority Purchasers for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Supplement or of modifying in any manner the rights of the VFC Certificateholders (including, without limitation, the acceleration of the payment of sums payable to or for the account of the Purchasers under any provision of this Supplement); PROVIDED, HOWEVER, that no such amendment shall, unless signed or consented to in writing by all Purchasers and each APA Bank,
(i) extend the time for payment or deposit, or reduce the amount, of any sum payable to or for the account of any Purchaser under any provision of this Supplement or extend the Commitment Expiry Date, (ii) subject any Purchaser to any additional obligation (including, without limitation, any change in the determination of any amount payable by any Purchaser), (iii) change the Aggregate Commitment Amount, the

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amount of (or rate of) any interest or fees or the percentage of Purchasers which shall be required for any action under this Section or any other provision of this Supplement or this SUBSECTION 11.7(b), (iv) change the tax characteristics of the VFC Certificates or of the Trust; (v) consent to or permit the assignment or transfer by the Company of any of its rights or obligations under this Supplement or the Agreement; (vi) change the definition of "Eligible Receivable," "Default Ratio," "Delinquency Ratio," or "Dilution Ratio" or "Aggregate Receivables Amount"; or (vii) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in the foregoing clauses (i) through (vi) in a manner that would circumvent the intention of the restrictions set forth in such clauses; and PROVIDED, FURTHER, that no such amendment shall, unless signed or consented to in writing by the affected APA Bank, increase any APA Bank's Commitment.

               (c) Any amendment hereof can be effected without the Funding Agent's being party thereto; PROVIDED, HOWEVER, that no such amendment, modification or waiver of this Supplement that affects rights or duties of the Funding Agent shall be effective unless the Funding Agent shall have given its prior written consent thereto.

          SECTION 11.8 SEVERABILITY. If any provision hereof is void or unenforceable in any jurisdiction, such voidness or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or (ii) any other provision hereof in such or any other jurisdiction.

          SECTION 11.9 NOTICES. All notices, requests and demands to or upon any party hereto to be effective shall be given (i) in the case of the Company, the Servicer and the Trustee, in the manner set forth in SECTION 10.4 of the Agreement and (ii) in the case of the Funding Agent, Initial Purchaser and each APA Bank, in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, (A) in the case of each APA Bank, at its address set forth on Schedule 1 hereto and (B) addressed as follows in the case of the Funding Agent, and Initial Purchaser; or to such other address as may be hereafter notified by the respective parties hereto:

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        Funding Agent:      Bank One, NA (Main Office Chicago)
                            1 Bank One Plaza
                            Suite IL1-0596, 1-19
                            Chicago, Illinois 60606-0596
                            Attention: Asset Backed Finance
                            Fax: 312-732-4487

        Initial Purchaser:  Falcon Asset Securitization Corporation
                            c/o Bank One, NA (Main Office Chicago), as Agent 1 Bank One Plaza
                            Suite IL1-0079, 1-19
                            Chicago, Illinois 60606-0079
                            Attention: Asset Backed Finance
                            Fax: 312-732-4487

          SECTION 11.10 SUCCESSORS AND ASSIGNS. This Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under this Supplement without the prior written consent of all of the Purchasers and each APA Bank may not assign or transfer any of its rights under this Supplement except as set forth in SECTION 11.11. The Company, the Servicer, the Funding Agent and each APA Bank hereby agrees and consents to the complete or partial assignment by Initial Purchaser of all or any portion of its rights under, interest in, title to and obligations under this Supplement to the APA Banks pursuant to SECTION 2.6 or to any other Person, and upon such assignment, Initial Purchaser shall be released from its obligations so assigned. Further, the Company, the Servicer, the Funding Agent and each APA Bank hereby agrees that any assignee of Initial Purchaser of this Supplement shall have all of the rights and benefits under this Supplement as if the term "Initial Purchaser" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Initial Purchaser hereunder, provided that the Series 2003-1 Purchaser Invested Amount of any such assignee shall accrue Daily Interest Expense pursuant to clause (ii) of the definition thereof as if such assignee were an APA Bank hereunder.

          SECTION 11.11 SECURITIES LAWS; PARTICIPATIONS; ASSIGNMENTS. (a) Each Purchaser represents and warrants to the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A promulgated under the Securities Act and agrees that its VFC Certificate will be acquired for investment only and not with a view to any public distribution thereof, and that such Purchaser

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will not offer to sell or otherwise dispose of its VFC Certificate (or any interest therein) in violation of any of the registration requirements of the Securities Act or any applicable state or other securities laws. Each Purchaser acknowledges that it has no right to require the Company to register its VFC Certificate under the Securities Act or any other securities law. Each Purchaser hereby confirms and agrees that in connection with any transfer by it of an interest in the VFC Certificate, such Purchaser has not engaged and will not engage in a general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

               (b) Any APA Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities ("PARTICIPANTS") participations in its VFC Certificate and its rights hereunder pursuant to documentation in form and substance satisfactory to such APA Bank and the Participant; PROVIDED, HOWEVER, that (i) in the event of any such sale by an APA Bank to a Participant, (A) such APA Bank's obligations under this Supplement shall remain unchanged, (B) such APA Bank shall remain solely responsible for the performance thereof and (C) the Company shall continue to deal solely and directly with such APA Bank in connection with its rights and obligations under the Pooling and Servicing Agreements, (ii) no APA Bank shall sell any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, any Pooling and Servicing Agreement, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all APA Banks hereunder, (iii) no sale by an APA Bank to a Participant shall be given effect if such sale would result in there being more than 20 Targeted Holders with respect to the VFC Certificates or is not otherwise permitted under Section 5.3(e) of the Agreement, and (iv) each Participant shall, prior to becoming a Participant, execute and deliver to the Funding Agent an Assignment/Participation Certification. The Company agrees that each APA Bank is entitled, in its own name, to enforce for the benefit of, or as agent for, any Participant any and all rights, claims and interest of such Participant in respect of the Trust and the Company's obligations under this Supplement. A Participant shall have the right to receive payments under Article VII in respect of its participation but only to the extent that the related selling APA Bank would have had such right absent the sale of the related participation.

               (c) Any APA Bank may, upon the satisfaction of all applicable requirements under Section 5.3 of the Agreement, in the ordinary course of its business and in accordance with applicable law, at any time sell all or any part

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of its rights and obligations under this Supplement and the VFC Certificate to
(i) its Affiliates and to any other APA Bank and (ii) upon prior written notice to the Funding Agent, one or more banks or other entities (an "ACQUIRING APA BANK"), in each case pursuant to a commitment transfer supplement, substantially in the form of Exhibit G (the "COMMITMENT TRANSFER SUPPLEMENT"), executed by such Acquiring APA Bank, such assigning APA Bank and the Funding Agent (and, in the case of an Acquiring APA Bank that is not then an existing APA Bank or an Affiliate thereof, by the Company and the Servicer, provided that no execution by the Company and the Servicer shall be required in the case of SECTION 11.11(h) or if an Early Amortization Event has occurred and is continuing), and delivered to the Funding Agent for its acceptance and recording in the Register. Notwithstanding the foregoing, no APA Bank shall so sell its rights hereunder (other than to its Affiliate or any other APA Bank) without the prior written consent of the Company, which consent shall not be unreasonably withheld (provided, that no such consent shall be required in the case of SECTION 11.11(h) or if an Early Amortization Event has occurred and is continuing), and no APA Bank shall sell its rights hereunder (w) if such sale would result in there being more than 20 Targeted Holders with respect to the VFC Certificates or more than 20 beneficial owners of the VFC Certificates for the purposes of the 1940 Act or is not otherwise permitted under Section 5.3(e) of the Agreement, (x) if such Acquiring APA Bank is not an Eligible Assignee, (y) unless such APA Bank reasonably believes that such Acquiring APA Bank is a "qualified institutional buyer" within the meaning of Rule 144A promulgated under the Securities Act and (z) unless, prior to such sale, the purchaser of such rights shall have executed and delivered to the Funding Agent and the Transfer Agent and Registrar an Assignment/Participation Certification. Upon such execution, delivery, acceptance and recording, (A) the Company shall sign, on behalf of the Trust, and shall direct the Trustee in writing to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate, a new VFC Certificate in the name and the denomination determined pursuant to the related Commitment Transfer Supplement and set forth in such written direction and shall deliver such VFC Certificate to the Acquiring APA Bank in accordance with such written direction, and (B) from and after the Transfer Issuance Date determined pursuant to such Commitment Transfer Supplement, (1) the Acquiring APA Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of an APA Bank hereunder with a Commitment as set forth therein and (2) the transferor APA Bank thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Supplement. Such Commitment Transfer Supplement shall be deemed to amend this Supplement (including the Schedules attached hereto) to the extent, and only to the extent, necessary to reflect the addition of such Acquiring APA Bank as

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an "APA Bank" and the resulting adjustment of Pro Rata Shares arising from the purchase by such Acquiring APA Bank of all or a portion of the rights and obligations of such transferor APA Bank under this Supplement and the VFC Certificates.

               (d) The Funding Agent shall maintain at its address referred to in SECTION 11.9 a copy of each Commitment Transfer Supplement delivered to it.

               (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor APA Bank and an Acquiring APA Bank (and, in the case of a Transferee that is not then an existing APA Bank or an Affiliate thereof, by the Company and the Servicer) and a processing fee of $3,500, the Funding Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Issuance Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Initial Purchaser, the APA Banks, the Servicer and the Company.

               (f) The Company and the Servicer each authorizes each APA Bank to disclose to any Participant or Acquiring APA Bank (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such APA Bank's possession concerning the Company, the Servicer or the Receivables which has been delivered to such APA Bank by the Company or the Servicer pursuant to this Supplement or which has been delivered to such APA Bank by or on behalf of the Company in connection with such APA Bank's credit evaluation of the Company, the Servicer, the Trust and the Trust Assets prior to becoming a party to this Supplement; PROVIDED, HOWEVER, the Transferee or prospective Transferee shall have agreed to be bound by the terms and conditions of Section 11.15.

               (g) Notwithstanding any other provisions herein, no transfer or assignment of any interests or obligations of any APA Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would result in a prohibited transaction under Section 4975 of the Internal Revenue Code or Section 406 of ERISA or cause the Trust Assets to be regarded as plan assets pursuant to 29 C.F.R. Section 2510.3-101.

               (h) Each of the APA Banks agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by S&P and P-1 by Moody's (an "AFFECTED APA BANK"), such Affected APA Bank shall be obliged, at the request of Initial Purchaser or the Funding Agent, to assign all of its rights and obligations hereunder to (x) another APA Bank or (y) another funding entity nominated by the Funding Agent and acceptable to Initial Purchaser, and willing to participate in this Supplement through the Commitment Expiry Date in the place of such Affected APA Bank; PROVIDED that the Affected APA Bank receives an amount equal to its Series 2003-1 Purchaser Invested Amount, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such Series 2003-1 Purchaser Invested Amount and accrued interest and fees) or the Company (in the case of all other amounts).

          SECTION 11.12 ADJUSTMENTS; SET-OFF. (a) If any Purchaser (a "BENEFITTED PURCHASER") shall at any time receive in respect of its Series 2003-1 Invested Amount any distribution of principal, interest, Commitment Fees or other fees, or any interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such distribution received by any other Purchaser, if any, in respect of such other Purchaser's Series 2003-1 Invested Amount, or interest thereon, such Benefitted Purchaser shall purchase for cash from the other Purchasers such portion of each such other Purchaser's interest in the VFC Certificates, or shall provide such other Purchasers with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Purchaser to share the excess payment or benefits of such collateral or proceeds ratably with each of the Purchasers; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Purchaser, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Purchaser so purchasing a portion of the VFC Certificateholders' Interest may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Purchaser were the direct holder of such portion.

               (b) In addition to any rights and remedies of the Purchasers provided by law, each Purchaser shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder or under the VFC Certificates to set-off and appropriate and apply against any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Purchaser to or for the credit or the account of the Company. Each Purchaser agrees promptly to notify the Company and the Funding Agent after any such set-off and application made by such

Purchaser, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

          SECTION 11.13 COUNTERPARTS. This Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

          SECTION 11.14 NO BANKRUPTCY PETITION. (a) The Funding Agent and each Purchaser hereby covenants and agrees that, prior to the date which is one year and one day after the later of (i) the last day of the Series 2003-1 Amortization Period and (ii) the last day of the amortization period of any other Outstanding Series, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

               (b) The Company, the Servicer, the Trustee, the Funding Agent and each APA Bank hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness of Initial Purchaser, it will not institute against, or join any other Person in instituting against, Initial Purchaser or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law. The provisions of this Section 11.14(b) shall survive termination of this Supplement.

          SECTION 11.15  CONFIDENTIALITY.

               (a) The Company, the Servicer and each APA Bank shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Supplement and the other confidential or proprietary information with respect to the Funding Agent and Initial Purchaser and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that the Company, the Servicer and each APA Bank may disclose such information (i) to its employees, affiliates, attorneys and financial advisors, and then only in connection with the transactions contemplated hereby and by the other Transaction Documents and on a confidential basis, (ii) where, in such Person's reasonable judgment, disclosure is required by law or compelled pursuant to any judicial, administrative or regulatory proceeding in respect of which, to the extent permitted by applicable law, such Person shall use commercially reasonable efforts to give the Funding Agent reasonable prior notice and the opportunity to contest such disclosure or seek, at such Person's cost, appropriate protective orders, or (iii) to the extent the Agent or Initial Purchaser consents to the proposed disclosure.

               (b) The Funding Agent and each APA Bank will maintain the confidentiality of all nonpublic information about the Company and its business that is provided to it by the Company in connection with the investigation, structuring, syndication and closing of the transactions contemplated by this Supplement and the other Transaction Documents shall use such information only in connection with such transactions contemplated hereby and in any other financing for the Company or any of its affiliates in which the Agent, Initial Purchaser, such APA Bank or any of their affiliates is a participant, and shall not disclose any such information to any person except (i) to each other, (ii) to prospective assignees or participants of a Purchasers who have agreed to maintain the confidentiality of such information in accordance with these confidentiality provisions, (iii) on a confidential basis to any rating agency, or any commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Initial Purchaser or any entity organized for the purpose of purchasing or making loans secured by, financial assets for which the Funding Agent acts as the administrative agent, (iv) to their respective officers, directors, employees, affiliates, outside accountants and attorneys, and then only in connection with the transactions contemplated hereby and on a confidential basis, (v) to the extent, in such Person's reasonable judgment, such disclosure is required by law or compelled pursuant to any judicial, administrative or regulatory proceeding in respect of which, to the extent permitted by applicable law, such Person shall use commercially reasonable efforts to give the Company reasonable prior notice and the opportunity to contest such disclosure or seek, at the Company's cost, appropriate protective orders, (vi) to the extent such disclosure is requested or required by any regulatory authority or auditor and (vii) to the extent that the Company consents to the proposed disclosure.

               (c)  Notwithstanding anything to the contrary contained in this
SECTION 11.15, the obligations relating to confidentiality described in this Section (the "CONFIDENTIALITY OBLIGATIONS") shall not apply to the "tax structure" or "tax treatment" of the transactions contemplated hereby (as these terms are defined in Section 1.6011-4(b) (3), or any successor provision, of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended (the "CONFIDENTIALITY REGULATION")) of the transactions contemplated hereby; and each party hereto (and any officer, director, employee, affiliate, outside accountant and attorney of any party hereto) may disclose to any and all persons, without limitation of any kind, the "tax structure" and "tax treatment" of the transactions contemplated hereby (as these terms are defined in the Confidentiality Regulation).

In addition, each party hereto acknowledges that it has no proprietary or exclusive right to any tax matter or tax idea related to the transactions contemplated hereby.

               (d) The agreements in this SECTION 11.15 shall survive the termination of this Supplement and the Agreement and the payment of all amounts payable hereunder and thereunder.

          SECTION 11.16 LIMITATION OF LIABILITY. Except with respect to any claim arising out of the willful misconduct or gross negligence of Initial Purchaser, the Funding Agent or any APA Bank, no claim may be made by the Company, the Servicer or any other Person against Initial Purchaser, the Funding the Agent or any APA Bank or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any Pooling and Servicing Agreement, or any act, omission or event occurring in connection therewith; and each of the Company and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. The provisions of this Section 11.16 shall survive termination of this Supplement.

          SECTION 11.17 CONSENTS OF INVESTOR CERTIFICATEHOLDERS. Each of the Investor Certificateholders party hereto consents to the execution and delivery of the Agreement and the Servicing Agreement.

          SECTION 11.18 RECOURSE TO THE COMPANY. Notwithstanding any limitation on recourse contained in this Supplement, the Company shall immediately pay to the Funding Agent when due, for the account of the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the APA Banks),
(ii) all amounts payable as Series 2003-1 Monthly Interest, (iii) all amounts payable as Dilution Adjustments, Transfer Deposit Amounts, or payable pursuant to Section 2.6 of the Agreement (which shall be immediately due and payable by the Company and applied to reduce outstanding Series 2003-1 Invested Amount),
(iv) all amounts payable pursuant to Article VII and SECTION 2.10, if any, (v) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, and (vi) all Default Fees (collectively, the "RECOURSE OBLIGATIONS"). If any Person fails to pay any of the Recourse Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Supplement, the Fee Letter or any other Transaction Document shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law.

          SECTION 11.19 CONSENT TO JURISDICTION. EACH OF THE COMPANY AND THE SERVICER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS SUPPLEMENT AND EACH OF THE COMPANY AND THE SERVICER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE FUNDING AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST THE COMPANY OR THE SERVICER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE COMPANY OR THE SERVICER AGAINST THE FUNDING AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE FUNDING AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SUPPLEMENT OR ANY DOCUMENT EXECUTED BY THE COMPANY OR THE SERVICER PURSUANT TO THIS SUPPLEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS OR NEW YORK, NEW YORK.

          SECTION 11.20 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SUPPLEMENT, ANY DOCUMENT EXECUTED BY THE COMPANY OR THE SERVICER PURSUANT TO THIS SUPPLEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

          SECTION 11.21 BANK ONE ROLES. Each of the APA Banks acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for Initial Purchaser or any APA Bank, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Initial Purchaser or any APA Bank (collectively, the "BANK ONE ROLES"). Without limiting the generality of this SECTION 11.21, each APA Bank hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Initial Purchaser, and the giving of notice to the Funding Agent of a mandatory purchase pursuant to
SECTION 2.6.

          SECTION 11.22 RATING AGENCY CONDITION. Unless and until the VFC Certificates shall be rated by an applicable rating agency, no action permitted to be taken hereunder by any party shall be subject to satisfaction of the Rating Agency Condition.

          SECTION 11.23 COMPANION SERIES. In accordance with Section 5.10 of the Agreement, the Company hereby designates this Series 2003-1 as a Companion Series to the Series 1998-1 issued under the Agreement on May 1, 2001.

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

          IN WITNESS WHEREOF, the Company, the Servicer, the Trustee, the Funding Agent, Initial Purchaser and the APA Banks have caused this Second Amended and Restated Series 2003-1 Supplement to be duly executed by their respective officers as of the day and year first above written.

                                      USS RECEIVABLES COMPANY, LTD.


                                      By
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      UNITED STATIONERS FINANCIAL
                                      SERVICES LLC, as Servicer


                                      By
                                         ---------------------------------------
                                          Name:
                                          Title:


                                      BANK ONE, NA (MAIN OFFICE
                                      CHICAGO), not in its individual capacity but solely as Trustee


                                      By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      BANK ONE, NA (MAIN OFFICE CHICAGO),
                                        individually as an APA Bank and as
                                        Funding Agent


                                      By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      FALCON ASSET SECURITIZATION CORPORATION, as Initial Purchaser


                                      By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   Schedule 1
                               LIST OF COMMITMENTS

Name of APA Bank                   Commitment
----------------                   -------------
Bank One, NA                       $ 153,000,000

                                   Schedule 2

                               LOCKBOX AGREEMENTS

                                    PNC BANK

Lockbox Number 7780-1274            Philadelphia, Pennsylvania

Lockbox Number 31001-0284           Pasadena, California

Lockbox Number 1708                 Wooddale, Illinois

Lockbox Number 676502               Dallas, Texas

Lockbox Account Number 2149466

                                     US BANK

Lockbox Number 952418               St. Louis, Missouri

Lockbox Account Number  152302004717

                                        1